                                                                     EXHIBIT 2.1





                           STOCK  PURCHASE AGREEMENT

                                  BY AND AMONG

                        GROUP MAINTENANCE AMERICA CORP.,

                            GROUPMAC HOLDING CORP.,

                           TRINITY CONTRACTORS, INC.

                                      AND

                               THE HOLDERS OF THE

                           OUTSTANDING CAPITAL STOCK

                                       OF

                           TRINITY CONTRACTORS, INC.

                                NOVEMBER 3, 1998

                               TABLE OF CONTENTS
                                                                          Page

1.  PURCHASE AND SALE....................................................   1
  1.1   Company Common Stock.............................................   1
  1.2   Closing..........................................................   2
  1.3   Delivery of and Payment for Company Common Stock.................   2
        1.3.1   Aggregate Purchase Price.................................   2
        1.3.2   Delivery of Company Common Stock, Cash Consideration,
                Stock Consideration and Debt Consideration...............   2
        1.3.3   Post-Closing Consideration...............................   3
  1.4   Post-Closing Adjustment..........................................   5
        1.4.1   Notice of Adjustment.....................................   5
        1.4.2   Review...................................................   5
        1.4.3   Disputes.................................................   5
        1.4.4   Resolution by Parties....................................   6
        1.4.5   Settlement of Adjustment.................................   6
        1.4.6   Purchase of Certain Receivables..........................   6
        1.4.7   Expenses.................................................   7
        1.4.8   Right of Set Off.........................................   7

2.   REPRESENTATIONS AND WARRANTIES
OF THE COMPANY AND THE SHAREHOLDERS......................................   8
 2.1   Organization and Standing.........................................   8
 2.2   Capitalization of the Company.....................................   9
 2.3   Stock Ownership...................................................   9
 2.4   Authority.........................................................  10
 2.5   Consents; Violations..............................................  10
 2.6   Defaults..........................................................  11
 2.7   Full Authority....................................................  11
 2.8   Financial Statements..............................................  12
 2.9   Undisclosed Liabilities...........................................  12
 2.10  Taxes.............................................................  12
 2.11  Proprietary Rights................................................  13
 2.12  Title; Asset Condition............................................  13
 2.13  Accounts and Notes Receivable.....................................  14
 2.14  Company Contracts; Company Plans..................................  14
 2.15  Year 2000 Compliance..............................................  15
 2.16  Legal Actions.....................................................  16
 2.17  Labor and Employee Relations......................................  16
 2.18  No Material Adverse Change........................................  17
 2.19  Investment Company................................................  18
 2.20  Affiliate Relationships...........................................  18
 2.21  Historic Business.................................................  19
 2.22  Other Disclosures.................................................  19
 2.23  Brokers and Finders...............................................  21
 2.24  Disclosure........................................................  21
 2.25  Environmental Matters.............................................  21

3.   REPRESENTATIONS AND WARRANTIES
OF GROUPMAC AND HOLDING..................................................  22
  3.1   Representations and Warranties...................................  22
3.1.1   Organization and Standing........................................  22
3.1.2   Capitalization of GroupMAC.......................................  22
3.1.3   Authority........................................................  23
3.1.4   Consents.........................................................  23
3.1.5   GroupMAC Common Stock............................................  23
3.1.6   Brokers and Finders..............................................  23
3.1.7   Memorandum.......................................................  23
3.1.8   GroupMAC Material Adverse Effect.................................  24
  3.2   Representations and Warranties Concerning Holding................  24
        3.2.1   Organization and Standing................................  24
        3.2.2   Capital Structure........................................  24
        3.2.3   Authority................................................  24
3.2.4   Consents.........................................................  25
3.2.5   Brokers and Finders..............................................  25

4.  COVENANTS............................................................  25
 4.1   Conduct of Business...............................................  25
 4.2   Certain Payables and Receivables..................................  29
 4.3   Confidentiality...................................................  29
 4.4   Tax Matters; 338(h)(10) Election..................................  29
 4.5   Discharge of Indebtedness, Releases, Etc..........................  30
 4.6   HSR Act...........................................................  30
 4.7   Cooperation.......................................................  30
 4.8   Filings, Etc......................................................  31
 4.9   Access............................................................  31
 4.10  Satisfaction of Conditions........................................  31
 4.11  Exclusivity.......................................................  32
 4.12  GroupMAC Guaranty.................................................  32

5.  COVENANT NOT TO COMPETE; RELEASE.....................................  32
 5.1   Covenant Not to Compete...........................................  32
 5.2   Release...........................................................  34

6.  CONDITIONS PRECEDENT; CLOSING DELIVERIES.............................  35
 6.1  Conditions Precedent to the Obligations of Holding and GroupMAC....  35
      6.1.1   Accuracy of Representations and Warranties.................  35
      6.1.2   Performance of Covenants...................................  35
      6.1.3   Legal Actions or Proceedings...............................  35
      6.1.4   Approvals..................................................  35
      6.1.5   Closing Deliveries.........................................  36
      6.1.6   Licenses, etc..............................................  36
      6.1.7   No Material Adverse Change.................................  36
      6.1.8   Certain Corporate Actions..................................  36
      6.1.9   Trinity Contractor Services, Inc...........................  36
      6.1.10  TAT Acquisitions and Amendment.............................  36
      6.1.11  HSR Act....................................................  36

      6.1.12  Leases and Title Commitments...............................  36
      6.1.13  Memorandum.................................................  37
      6.1.14  Lenders....................................................  37
 6.2  Conditions Precedent to the Obligations of the Shareholders and the
      Company............................................................  37
      6.2.1   Accuracy of Representations and Warranties.................  37
      6.2.2   Performance of Covenants...................................  37
      6.2.3   Approvals..................................................  37
      6.2.4   Closing Deliveries.........................................  38
      6.2.5   HSR Act....................................................  38
      6.2.6   Memorandum.................................................  38
      6.2.7   Material Adverse Change....................................  38
 6.3  Deliveries by the Shareholders at the Closing......................  38
      6.3.1   Closing Certificates.......................................  38
      6.3.2   Stock Transfer Restriction Agreement.......................  38
      6.3.3   Employment Agreements......................................  38
      6.3.4   Opinion of Counsel for the Shareholders and the Company....  38
      6.3.5   Power of Attorney..........................................  39
      6.3.6   Documents, Stock Certificates..............................  39
      6.3.7   The Allocation.............................................  39
      6.3.8   Registration Rights Agreement..............................  39
 6.4  Deliveries by GroupMAC at the Closing..............................  40
      6.4.1   Closing Certificates.......................................  40
      6.4.2   Opinion of Counsel for GroupMAC and Holding................  40
      6.4.3   Closing Consideration......................................  40
      6.4.4   Registration Rights Agreement..............................  40
      6.4.5   Other Agreements...........................................  41

7.  SURVIVAL; INDEMNIFICATIONS...........................................  41
 7.1  Survival...........................................................  41
 7.2  Indemnification....................................................  42
      7.2.1   GroupMAC Indemnified Parties...............................  42
      7.2.2   GroupMAC Indemnity.........................................  44
 7.3  Limitations........................................................  45
 7.4  Sole Remedy........................................................  46
 7.5  Procedures for Indemnification.....................................  46
      7.5.1   Notice.....................................................  46
      7.5.2   Legal Defense..............................................  47
      7.5.3   Settlement.................................................  47
      7.5.4   Cooperation................................................  48

8.  TERMINATION..........................................................  48
 8.1  Grounds for Termination............................................  48
      8.1.1   Mutual Consent.............................................  48
      8.1.2   Optional By the Company....................................  48
      8.1.3   Optional By Holding or GroupMAC............................  48
      8.1.4   Breach By GroupMAC or Holding..............................  48
      8.1.5   Breach by the Company or the Shareholders..................  48
 8.2   Effect of Termination.............................................  48

9.  MISCELLANEOUS........................................................  49
 9.1   Notice............................................................  49
 9.2   Further Documents.................................................  51
 9.3   Assignability.....................................................  51
 9.4   Exhibits and Schedules............................................  52
 9.5   Entire Agreement..................................................  52
 9.6   Headings..........................................................  52
 9.7   CONTROLLING LAW...................................................  53
 9.8   No Third Party Beneficiaries......................................  53
 9.9   Amendments and Waivers............................................  53
 9.10   No Employee Rights................................................  53
 9.11   Non-Recourse......................................................  53
 9.12   When Effective....................................................  54
 9.13   Takeover Statutes.................................................  54
 9.14   Number and Gender of Words........................................  54
 9.15   Invalid Provisions................................................  54
 9.16   Multiple Counterparts.............................................  54
 9.17   No Rule of Construction...........................................  54
 9.18   Expenses..........................................................  55

                                LIST OF EXHIBITS


Exhibit 1.3.1A..................................................Note Term Sheet
Exhibit 1.3.1B...............................................Warrant Term Sheet
Exhibit 4.5..............................................Terminated Obligations
Exhibit 6.3.2..............................Stock Transfer Restriction Agreement
Exhibit 6.3.3..List of Employees to Execute and Deliver an Employment Agreement
Exhibit 6.3.3A......................Form of Employment Agreement for Executives
Exhibit 6.3.3B......................Form of Employment Agreement for Management

                               LIST OF SCHEDULES


Schedule 2.1.......................................................Organization
Schedule 2.3..................................Ownership of Company Common Stock
Schedule 2.5........................Required Consents -Shareholders and Company
Schedule 2.6...........................................................Defaults
Schedule 2.7.....................................................Full Authority
Schedule 2.8...............................................Financial Statements
Schedule 2.11................................................Proprietary Rights
Schedule 2.12............................................Title; Asset Condition
Schedule 2.15....................................................Capitalization
Schedule 2.16.....................................................Legal Actions
Schedule 2.17......................................Labor and Employee Relations
Schedule 2.18...........................................Material Adverse Change
Schedule 2.20...........................................Affiliate Relationships
Schedule 2.22.................................................Other Disclosures
             (i)........................Company Products; Environmental Studies
             (ii).....................................................Employees
             (iii)................................................Real Property
             (iv)........................................................Assets
             (v)...................................................Consignments
             (vi).....................................................Insurance
             (vii)........................................................Banks
             (viii)...........................................Licenses; Permits
             (ix)..........................................................Debt
             (x).............................................Proprietary Rights
             (xi)...................................................Investments
             (xii)................................................Company Plans
             (xiii).........................................Accounts Receivable
Schedule 3.1.4..........................Required Consents -GroupMAC and Holding

                             INDEX OF DEFINED TERMS
                                                                        Page
Accountants............................................................   6
Allocation.............................................................  29
Adjustment.............................................................   5
Agreement..............................................................   1
Allowed Expenses.......................................................   5
Average Closing Price..................................................   4
Balance Sheet..........................................................  12
Balance Sheet Date.....................................................  12
Cash Consideration.....................................................   2
Closing................................................................   2
Closing Date...........................................................   2
Code...................................................................   1
Company................................................................   1
Company Common Stock...................................................   1
Company Contract.......................................................  14
Company Financial Statements...........................................  12
Company Material Adverse Effect........................................  18
Company Related Document...............................................  10
Debt Consideration.....................................................   2
EBITA..................................................................   4
Environmental Issues...................................................  43
Environmental Law......................................................  11
ERISA..................................................................  15
Final Resolution.......................................................   6
GroupMAC...............................................................   1
GroupMAC Common Stock..................................................   1
GroupMAC Indemnified Parties...........................................  42
GroupMAC Material Adverse Effect.......................................  24
GroupMAC Related Documents.............................................  23
Hazardous Substances...................................................  21
Holding................................................................   1
HSR Act................................................................  30
Identified Shareholders................................................  33
Indemnified Party......................................................  46
Indemnifying Party.....................................................  46
Investments............................................................  20
knowledge..............................................................  22
known..................................................................  22
Losses.................................................................  42
Memorandum.............................................................  37
MIS Systems............................................................  16
Notes..................................................................   2
Notice of Adjustment...................................................   5
Notice of Dispute......................................................   6
Period One.............................................................   4
Period One Excess Earnings.............................................   4
Period Two.............................................................   4
Period Two Excess Earnings.............................................   4
Post-Closing Consideration.............................................   3

Power of Attorney......................................................   6
Principal Shareholders.................................................   8
Proprietary Rights.....................................................  13
Qualified Shares.......................................................  40
Registration Rights Agreement..........................................  40
Securities Act.........................................................  40
Settlement Notice......................................................  47
Shareholder Representative.............................................   5
Shareholders...........................................................   1
Stock Consideration....................................................   2
Survival Period........................................................  41
TAT Acquisitions.......................................................  17
Tax Distribution Amount................................................   5
Tax Returns............................................................  13
TEA....................................................................   8
TEM....................................................................   8
Terminated Obligations.................................................  30
Threshold..............................................................  45
Total Consideration....................................................   2
Warrant Consideration..................................................   2
Warrants...............................................................   2
Year 2000 Compliant....................................................  16

                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT (this "Agreement") made effective as of November 3, 1998, by and among Group Maintenance America Corp., a Texas corporation ("GroupMAC"), GroupMAC Holding Corp., a Delaware corporation ("Holding"), Trinity Contractors, Inc., a Delaware corporation (the "Company"), and the undersigned holders of all of the outstanding shares of capital stock of the Company (the "Shareholders").

     WHEREAS, the Company is engaged in the same trade and business as that of GroupMAC and its affiliates, and GroupMAC desires for Holding to acquire the Company to complement GroupMAC's and its affiliates' existing trade and business activities; and

     WHEREAS, each of the Shareholders desires to sell, and Holding desires to purchase from each Shareholder, the number of shares of common stock, par value $.10 per share, of the Company ("Company Common Stock") set forth opposite such Shareholder's name on Schedule 2.3 under the heading "Shares Owned" in exchange for shares of common stock, $.001 par value per share, of GroupMAC ("GroupMAC Common Stock"), certain cash consideration, certain subordinated promissory notes and certain warrants, all as provided herein; and

     WHEREAS, GroupMAC, Holdings and the Company expect that the transactions contemplated by the Agreement will further certain of their respective business objectives (including, without limitation, expansion of GroupMAC's existing business, increased market share and volume efficiencies); and

     WHEREAS, the parties hereto intend that the acquisition shall, solely for federal and state income tax purposes, be viewed as the purchase of all of the Company's assets by Holding as contemplated by Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:


I.  PURCHASE AND SALE

      A. Company Common Stock. Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Shareholders will sell, transfer, convey and assign to Holding, and Holding shall purchase from each Shareholder, the number of shares of Company Common Stock set forth opposite such Shareholder's name on Schedule 2.3 under the heading "Shares Owned", and shall deliver to Holding, against delivery by Holding of the consideration payable to such Shareholder pursuant to the terms of this Agreement, certificates representing such shares of Company Common Stock, together with stock powers duly executed in blank in forms acceptable to Holding.

      B. Closing. The closing of the transactions contemplated by this Agreement ("Closing") will take place at 10:00 a.m. at the offices of Bracewell & Patterson, L.L.P., in Dallas, Texas on the date that each of the conditions precedent to the obligations of the parties to effect such transactions set forth in Article 6 of this Agreement are then satisfied or are waived by the applicable party (such date, the "Closing Date") . The parties may agree in writing on another date, time or place for the Closing. At the Closing, the parties will deliver or cause to be delivered the documents described in Sections 6.3 and 6.4 below.

      C.  Delivery of and Payment for Company Common Stock.

          1.   Aggregate Purchase Price.  Subject to adjustment as set forth in
Section 1.4 of this Agreement, the aggregate purchase price (the "Total Consideration") for all of the shares of Company Common Stock shall be: (i) $41,981,385 in cash (the "Cash Consideration"), (ii) 1,450,000 shares of GroupMAC Common Stock, which, based on the closing price of GroupMAC Common Stock on the New York Stock Exchange on November 2, 1998, has a value of $18,487,500 (the "Stock Consideration"), (iii) subordinated promissory notes (the "Notes") issued by GroupMAC in the aggregate principal amount of $16,000,000 in a form to be agreed on by GroupMAC, Holding and the Shareholders acting in their respective sole judgments and which shall contain the terms set forth on the term sheet attached hereto as Exhibit 1.3.1A (the "Debt Consideration"), (iv) warrants (the "Warrants") to purchase that number of shares of GroupMAC Common Stock equal to the number of shares determined by dividing (a) $16,000,000 by (b) the product of (1) 1.5 multiplied by (2) the Average Closing Price on the Closing Date (the "Warrant Consideration"), which shall be in a form to be agreed on by GroupMAC, Holding and the Shareholders acting in their respective sole judgments and which shall contain the terms set forth on the term sheet attached hereto as Exhibit 1.3.1B; provided, however, that if a Shareholder would otherwise be entitled to receive a Warrant that includes the right to receive a fraction of a share of GroupMAC Common Stock pursuant to the clause (iv), such Shareholder shall be entitled to receive a Warrant excluding such fractional share of GroupMAC Common Stock and shall be entitled in lieu thereof to a cash payment (rounded up or down to the nearest $.01, $.005 being rounded up to $.01) in an amount equal to such fractional part of a share of GroupMAC Common Stock multiplied by the Average Closing Price for the Closing Date, and (v) the Post-Closing Consideration.

          2. Delivery of Company Common Stock, Cash Consideration, Stock Consideration and Debt Consideration. At the Closing, (i) each Shareholder shall deliver to Holding certificates representing that number of shares of Company Common Stock set forth opposite such Shareholder's name on Schedule 2.3 under the heading "Shares Owned," together with properly executed stock powers in forms acceptable to Holding (with each such signature guaranteed by a commercial bank or notarized by a notary public or similar official reasonably satisfactory to Holding), and (ii) GroupMAC and Holding shall (a) cause to be delivered to such Shareholder that portion of the Cash Consideration set forth opposite such Shareholder's name on Schedule 2.3 under the heading "Cash Consideration," (b) notify and direct GroupMAC's stock transfer agent to prepare and deliver to such Shareholder a stock certificate duly registered in the name of such Shareholder representing the number of shares of GroupMAC Common Stock set forth opposite such Shareholder's name on Schedule 2.3 under the heading "Stock Consideration," (c) cause to be delivered to such Shareholder a Note in the amount set forth opposite such Shareholder's name on Schedule 2.3 under the heading "Debt Consideration," (d) cause to be delivered to such Shareholder a Warrant representing the right to acquire the number of shares of GroupMAC Common Stock equal to the product of (1) the Warrant Consideration, multiplied by (2) the percentage set forth opposite such Shareholder's name on Schedule 2.3 under the heading "Ownership Percentage", and (e) cause to be delivered to each Shareholder the additional amounts, if any, in accordance with Section 1.3.3.

          3. Post-Closing Consideration. As further consideration for the purchase of the shares of Company Common Stock from each respective Shareholder, GroupMAC shall deliver to such Shareholder the post-closing consideration described below (when aggregated with the consideration to be issued to all the other Shareholders pursuant to this Section 1.3.3, the "Post-Closing Consideration"):

          (a) Within sixty (60) days after December 31, 1999, GroupMAC shall issue to such Shareholder, and shall deliver stock certificates duly registered in the name of such Shareholder representing, that number of shares of GroupMAC Common Stock equal to the product of (i) the quotient of
     (A) two times the Period One Excess Earnings, divided by (B) the Average Closing

     Price for December 31, 1999, multiplied by (ii) the percentage set forth opposite such Shareholder's name on Schedule 2.3 under the heading "Ownership Percentage"; and

          (b) Within sixty (60) days after December 31, 2000, GroupMAC shall issue to such Shareholder, and shall deliver stock certificates duly registered in the name of such Shareholder representing, that number of shares of GroupMAC Common Stock equal to the product of (i) the quotient of
     (A) two times the Period Two Excess Earnings, divided by (B) the Average Closing Price for December 31, 2000, multiplied by (ii) the percentage set forth opposite such Shareholder's name on Schedule 2.3 under the heading "Ownership Percentage".

As used in this Agreement, the terms:

     (i) "Period One Excess Earnings" shall mean the difference of (A) the EBITA for the thirteen (13) month period commencing on December 1, 1998 and ending on December 31, 1999 ("Period One"), minus (B) $11,916,667;

     (ii) "Period Two Excess Earnings" shall mean the difference of (A) the EBITA for the calendar year 2000 ("Period Two"), minus (B) $12,000,000;

     (iii) "EBITA" shall mean the Company's net income before interest, taxes and amortization of the goodwill (if any) resulting from the consummation of the transactions contemplated by this Agreement as shown on the Company's financial statements, which financial statements shall be prepared in accordance with GAAP on a basis consistent with the Company Financial Statements; provided, however, that in determining EBITA for purposes of this Section 1.3.3 (i) no allocation of a proportionate amount of corporate overhead charged by GroupMAC to the Company, if any, shall be included in calculating EBITA unless such overhead charge replaces a charge previously incurred by the Company (provided that for purposes of their calculation, such proportion of overhead shall be included only to the extent that it does not exceed the amount previously incurred by the Company or that reasonably could have been incurred by the Company), and (ii) in the event of an acquisition of the assets or capital stock of a third party by the Company, revenue, expenses and cost of capital associated with such acquisition shall not be included in the calculation of EBITA unless the Shareholder Representative (as defined herein) and GroupMAC agree on the appropriate revenue, expenses and cost of capital associated with such acquisition for inclusion in the calculation of EBITA; and

     (iv) "Average Closing Price" shall mean, for a date specified in any provision in this Agreement, the average of the closing prices of GroupMAC Common Stock on the New York Stock Exchange for the ten (10) days of trading ending two days of trading prior to the date specified in such provision.

     Notwithstanding anything in this Section 1.3.3. to the contrary, (i) no shares of GroupMAC Common Stock shall be issued for any period if the number of shares to be issued is less than zero for such period and (ii) if any Shareholder would otherwise be entitled to receive a fraction of a share of GroupMAC Common Stock pursuant to this Section 1.3.3., such Shareholder shall be entitled to receive in lieu of such fractional share a cash payment (rounded up or down to the nearest $.01, $.005 being rounded up to $.01) in an amount equal to such fractional part of a share of GroupMAC Common Stock multiplied by the Average Closing Price for December 31, 1999 (for shares earned in Period One) and for December 31, 2000 (for shares earned in Period Two).

      D.  Post-Closing Adjustment.

          1. Notice of Adjustment. In the event Holding determines that between the Balance Sheet Date and the Closing Date, (i) the Company has declared or paid any unusual bonuses, fees, commissions or distributions to any of the Shareholders or the Company's officers, directors, or employees (other than a distribution of cash in an amount equal to 39.6% of the taxable income of the Company generated between the Balance Sheet Date and the Closing Date, which shall be agreed to by Holding and the Company (the "Tax Distribution Amount@),
(ii) the Company has incurred expenses as contemplated by Section 9.18 of this Agreement in excess of $600,000 in the aggregate (the "Allowed Expenses"); provided, however, that the parties acknowledge that such Allowed Expenses shall be included as expenses in determining whether any bonuses or other distributions are to be paid by the Company to the Company's employees pursuant to all bonus and other profit sharing plans of the Company, or (iii) the Company has paid those Shareholders which shall be parties to those Employment Agreements attached as Exhibit 6.3.3 salaries in excess of the salaries contemplated by such Employment Agreements, then Holding may deliver written notice to the Shareholders (the "Notice of Adjustment") setting forth in reasonable detail the types and amounts of such excess expenses, payments and distributions. The sum total of such expenses, payments and distributions and excesses as finally determined pursuant to this Section 1.4. shall be deemed an adjustment to the Total Consideration and shall be governed by the provisions of this Section 1.4 (the "Adjustment").

          2. Review. After delivery to the Shareholders of the Notice of Adjustment, the Shareholders and the Shareholders' representatives shall be afforded the opportunity to review and inspect all of the financial records, work papers, schedules and other supporting papers relating to the preparation of such Notice, and to consult with Holding and GroupMAC and their respective representatives regarding the methods used in the preparation of such Notice.

          3. Disputes. The Notice of Adjustment shall be final, conclusive and binding for purposes of this Agreement, unless Bob Munson or his substitute (who shall be acceptable to GroupMAC), acting on behalf of himself and the other Shareholders (the "Shareholder Representative") pursuant to a power of attorney executed by each of the Shareholders (the "Power of Attorney"), delivers to Holding a written notice of disagreement ("Notice of Dispute") with any item or items in the Notice of Adjustment within 20 business days following receipt of such Notice, specifying in reasonable detail the nature and extent of such disagreement.

          4. Resolution by Parties. If a Notice of Dispute is properly given, Holding and the Shareholder Representative shall use their commercially reasonable efforts to resolve any disagreement with respect to the Notice of Adjustment. If Holding and the Shareholder Representative do not resolve the dispute within 30 days following receipt by Holding of a properly given Notice of Dispute, then either party may submit the dispute to a nationally recognized certified public accounting firm mutually agreed upon by Holding and the Shareholder Representative which does not have any significant past or present relationship with any of the parties hereto (the "Accountants") and the Accountants shall resolve such dispute within 30 days after its submission to the Accountants. If Holding and the Shareholder Representative do not agree on a nationally recognized certified public accounting firm, the firm shall be Arthur Andersen & Co.; provided, that such firm does not have any significant past or present relationship with any of the parties hereto. Holding and the Shareholder Representative (if the dispute is resolved by them) or the Accountants (if a dispute is resolved by them) shall set forth such resolution in writing, and such writing shall be final, conclusive and binding for purposes of this Agreement (the "Final Resolution").

          5. Settlement of Adjustment. Holding shall cause GroupMAC to offset from each Shareholder's Note an amount equal to the product of (a) the Adjustment (other than Adjustments related to the Stockholders' Equity Addition, if any, or the Stockholders' Equity Deduction, if any), multiplied by (b) the percentage set forth opposite such Shareholder's name on Schedule 2.3 under the heading "Ownership Percentage." Such offset shall occur at any time after (i) 25 business days following the date of the Notice of Adjustment if a Notice of Dispute is not delivered or (ii) if a Notice of Dispute has been delivered, two business days following the Final Resolution of the issues contained in such Notice of Dispute.

          6. Purchase of Certain Receivables. If any accounts receivable (other than retainages, and other than any accounts receivables and retainages related to the Fuel Cell Dock project in connection with the Agreement dated October 14, 1994 by and between the Company and Dawson Building Contractors, Inc. and the Jefferson County Courthouse project in connection with the Agreement dated November 26, 1996 by and between the Company and Brice Building Company, Inc.) recorded as assets of the Company on the Balance Sheet remain unpaid in full on the date that occurs 120 days following the Closing, the Shareholder Representative shall prepare and submit to Holding a schedule of same, such schedule to include sufficient detail regarding such accounts, to include without limitation aging information. The Company may elect to assign, in whole or in part, such receivables (provided that all claims related thereto are also assigned) to the Shareholders, and the Shareholders shall, within 10 days following notice by the Company, purchase such receivables from the Company without recourse through a set off against the Notes pro rata (to the extent possible) in accordance with this Section 1.4.6 in the amount of the uncollected face amount of such receivables, net of any reserve therefor and net of any consideration received from any person or entity not a party hereto from any claims related thereto, which was recorded on the books of the Company as of the Balance Sheet Date. Furthermore, if any retainages (other than retainages related to the Fuel Cell Dock and Jefferson County Courthouse projects) that were booked on the Balance Sheet and are not collected (after considering any reserves with respect thereto as of the Balance Sheet Date and after applying payments received from a particular customer against the oldest retainages of such customer first) by the Company within six months following the completion of the project to which they relate, the Company may elect to assign such retainages (provided that all claims related thereto are also assigned) that were booked on the Balance Sheet to the Shareholders, and the Shareholders will, within 10 days following notice by the Company, purchase such retainages that were booked on the Balance Sheet in the amount of the uncollected face amount of such retainages (net of any reserve therefor and net of any consideration received from any person or entity not a party hereto from any claims related thereto) through a set off against the Notes pro rata (to the extent possible) in accordance with this Section 1.4.6. The above-referenced purchases by the Shareholders shall be several (and not joint) and pro rata, based on the percentage for each Shareholder set forth opposite such Shareholder's name on
Schedule 2.3 under the heading "Ownership Percentage".

          7. Expenses. GroupMAC, Holding and the Shareholders shall each pay their own costs incurred in connection with this Section 1.4, including without limitation the fees and expenses of their respective attorneys, accountants, and financial advisors, if any; provided, however, that the Accountants' fees associated with the resolution, if any, of any dispute that is the subject of a Notice of Dispute shall be borne equally by Holding and the Shareholders. The Shareholders' portion of such fees shall be paid by GroupMAC and GroupMAC shall set off the Shareholders' portion of such fees against the Notes in accordance with Section 1.4.8 and to the extent possible.

          8. Right of Set Off. Notwithstanding anything in this Agreement to the contrary, if any of the Shareholders shall fail to fulfill any of their respective obligations set forth in this Agreement, including, without limitation, Section 1.4, GroupMAC is hereby authorized at any time from time to time, to the fullest extent permitted by law, to set off and apply any Post-Closing Consideration held by and any amounts owed by GroupMAC on the Notes with respect to the Debt Consideration to or for the credit or the account of such Shareholders against any and all such obligations now or hereafter existing under this Agreement, and although such obligations with respect to the Debt Consideration may be unmatured. The rights of GroupMAC under this Section 1.4.8 are in addition to other rights and remedies which GroupMAC and Holding may have. Such amounts shall be withheld by GroupMAC on a pro rata basis, based on the percentage for each Shareholder set forth opposite such Shareholder's name on Schedule 2.3 under the heading "Ownership Percentage".

                      II.  REPRESENTATIONS AND WARRANTIES
                      OF THE COMPANY AND THE SHAREHOLDERS

     The Company and, to their knowledge (other than the representations and warranties contained in Section 2.3 of this Agreement), Russell L. Bates, Jim Haltom, Eugene Jones, Robert Munson and Jack Vick ( the "Principal Shareholders") hereby, jointly and severally, represent and warrant to Holding and GroupMAC as follows; provided, however, that notwithstanding anything in this Agreement to the contrary, each of the Shareholders, including, without limitation, the Principal Shareholders, hereby, jointly and severally, represent and warrant to Holding and GroupMAC as to such Shareholder (but not as to any other Shareholder) as set forth in Section 2.3 of this Agreement; and provided further, however, that for purposes of this Section 2, the term "Company" shall include Trinity Contractors, Inc, T.E.A.2, Inc. ("TEA") and T.E.M., Inc. ("TEM"), unless the context requires otherwise:

      A. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified or licensed as a foreign corporation authorized to do business in all other states in which any of its assets or properties may be situated or where its business is conducted, except where the failure to obtain such qualification or license will not have a Company Material Adverse Effect. TEA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified or licensed as a foreign corporation authorized to do business in all other states in which any of its assets or properties may be situated or where its business is conducted, except where the failure to obtain such qualification or license will not have a Company Material Adverse Effect. TEM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified or licensed as a foreign corporation authorized to do business in all other states in which any of its assets or properties may be situated or where its business is conducted, except where the failure to obtain such qualification or license will not have a Company Material Adverse Effect. Except as set forth in Schedule 2.1, the Company does not own, of record or beneficially, directly or indirectly, any of the outstanding capital stock, voting interests or ownership interests in any corporation, partnership, joint venture, limited liability company, trust, limited partnership or other entity.
Schedule 2.1 contains a listing of all names under which the Company has done business as well as the names of all predecessors of the Company, including, without limitation, the names of all entities from which the Company previously acquired significant assets. Copies of the charter documents, bylaws, minute books and stock transfer records, each as amended to date, of the Company, TEA and TEM, have been made available to GroupMAC in connection with the transactions contemplated hereby and are complete and accurate and are true and correct copies of the originals thereof.

      B. Capitalization of the Company. As of the date of this Agreement, the total authorized capital stock of the Company is 100,000 shares of Company Common Stock, of which 32,216.035 shares are issued and outstanding. Seventy-Six shares of Company Common Stock are held in treasury. Each issued and outstanding share of capital stock of the Company is duly and validly authorized and issued, fully paid and non-assessable, and was not issued in violation of the pre-emptive rights of any past or present shareholder. As of the date of this Agreement, the total authorized capital stock of TEA is 1,000,000 shares of TEA Common Stock, of which 149,138 shares are issued and outstanding. Each issued and outstanding share of capital stock of TEA is duly and validly authorized and issued, fully paid and non-assessable, and was not issued in violation of the pre-emptive rights of any past or present shareholder. As of the date of this Agreement, the total authorized capital stock of TEM is 1,000,000 shares of TEM Common Stock, of which 168,706 shares are issued and outstanding. Each issued and outstanding share of capital stock of TEM is duly and validly authorized and issued, fully paid and non-assessable, and was not issued in violation of the pre-emptive rights of any past or present shareholder. Except as set forth in Schedule 2.2, there are no outstanding convertible or exchangeable securities, subscriptions, calls, options, warrants, rights or other agreements or commitments of any character relating to the issuance or sale of any shares of capital stock of, or other equity ownership interest in, the Company. Except as set forth in Schedule 2.2, the Company has no liability, contingent or otherwise, to any person or entity in connection with pre-emptive or contractual subscription rights or the offer, sale, purchase, surrender or cancellation of any shares of capital stock, warrants, options or other equity or voting interests or securities of the Company.

      C. Stock Ownership. Each Shareholder owns, beneficially and of record, with full power to vote, the number of shares of Company Common Stock set forth opposite each Shareholder's name on Schedule 2.3 under the heading "Shares Owned" and such shares are so held by such Shareholder free and clear of all liens, encumbrances and adverse claims whatsoever. The Shareholder has the requisite power and authority to execute, deliver and perform this Agreement and all documents to be executed, delivered and performed by such Shareholder (each a "Shareholder Related Document") and to consummate the transactions contemplated hereby and thereby. This Agreement and all of the Shareholder Related Documents to which the Shareholder is a party, when duly executed and delivered by the Shareholder and all the other parties thereto, shall constitute legal, valid and binding obligations of the Shareholder, enforceable against the Shareholder in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity). Except as provided on Schedule 2.5, no approval, consent, order or action of or filing with any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance of this Agreement or any Shareholder Related Document by the Shareholder. The execution, delivery and performance by the Shareholder of this Agreement and any Shareholder Related Document to which the Shareholder is a party do not violate any (i) mortgage, indenture, contract, agreement, lease, letter of intent or commitment or other instrument of any kind to which the Shareholder is a party or by which the Shareholder of his or her assets or properties may be bound or affected, (ii) any law, rule or regulation applicable to the Shareholder or (iii) any court injunction, order or decree or any valid and enforceable order of any governmental agency in effect as of the date hereof having jurisdiction over such Shareholder.

      D. Authority. The Company, TEA and TEM each has the requisite power and authority to execute, deliver and perform this Agreement and all documents and instruments referred to in this Agreement to be executed, delivered and performed by each of them (each, a "Company Related Document") and to consummate the transactions contemplated hereby and thereby. This Agreement and all of the Company Related Documents, when duly executed and delivered by the Company, TEA and TEM and all other parties thereto, shall constitute legal, valid and binding obligations of each of them, enforceable against each of them in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

      E. Consents; Violations. Except as provided in Schedule 2.5, no approval, consent, order or action of or filing with any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance of this Agreement or any Company Related Document by the Company. The execution, delivery and performance by the Company of this Agreement and any Company Related Documents do not violate any (i) mortgage, indenture, contract, agreement, lease, letter of intent or commitment or other instrument of any kind to which the Company is a party or by which the Company, or any of its assets or properties may be bound or affected, (ii) any law, rule or regulation applicable to the Company or (iii) any court injunction, order or decree or any valid and enforceable order of any governmental agency in effect as of the date hereof having jurisdiction over the Company. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of any payment or benefit to any employee of the Company or any beneficiary under any Company Plan (as hereinafter defined).

      F. Defaults. Except as set forth in Schedule 2.6, neither the Company nor any Company Plan is in default under or in violation of, (i) any mortgage, indenture, charter or bylaw provision, provision of any Company Plan, contract, agreement, lease, commitment or other instrument of any kind to which the Company or any Company Plan is a party or by which the Company or any Company Plan or any of its properties or assets may be bound or affected, (ii) any law, rule or regulation applicable to the Company or any Company Plan, or (iii) any court injunction, order or decree, or any valid and enforceable order of any governmental agency in effect having jurisdiction over the Company or any Company Plan, which default or violation could adversely affect the ability of the Company to consummate the transactions contemplated hereby or will have a Company Material Averse Effect.

      G.  Full Authority.    Except as set forth in Schedule 2.7, the Company
has full power, authority and legal right and has all licenses, permits, qualifications, and other documentation (including without limitation permits required under applicable Environmental Law) necessary to own or operate its businesses, properties and assets and to carry on its businesses as being conducted on the date hereof. Such businesses are now being conducted and such assets and properties are being owned and operated, and the Company Plans have been implemented and maintained, in compliance with all applicable laws, ordinances, rules and regulations of any governmental agency of the United States, any state or political subdivision thereof, or any foreign jurisdiction, all applicable court or administrative agency decrees, awards and orders and all such licenses, permits, qualifications and other documentation, except where the failure to comply will not have a Company Material Adverse Effect, and there is no existing condition or state of facts which would give rise to a violation thereof or a liability or default thereunder, except where a violation, liability or default will not have a Company Material Adverse Effect. The term "Environmental Law" means any law, rule, regulation, approval, notice, decision, decree or ordinance having the force of law, or order of any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority, which relate to (i) noise; (ii) pollution or protection of the air, surface water, ground water, land or wildlife; (iii) solid, gaseous or liquid waste generation, treatment, storage, use, processing, disposal or transportation; (iv) exposure to hazardous or toxic substances; (v) the safety or health of employees, or (vi) regulation of the manufacture, processing, distribution in commerce, use, or storage of chemical substances.

      H. Financial Statements. The Shareholders have delivered to GroupMAC and Holding, and attached as Schedule 2.8 are copies of the following sets of financial statements of the Company: (i) Balance Sheet as of December 31, 1997,
(ii) Balance Sheet (the "Balance Sheet") as of September 30, 1998 (the "Balance Sheet Date"), (iii) Statements of Earnings and Retained Earnings for the nine
(9) month period ended on the Balance Sheet Date and (iv) Statements of Earnings and Retained Earnings for the fiscal year December 31, 1997. Such financial statements are collectively referred to herein as the "Company Financial Statements." Such financial statements, except as described in the notes thereto or in Schedule 2.8, have been prepared from the Company's records in accordance with GAAP applied on a consistent basis throughout the periods covered thereby. Such Balance Sheets present fairly in all material respects the financial condition of the Company as of the dates indicated thereon, and such Statements of Earnings and Retained Earnings present fairly in all material respects the results of the Company's operations for the periods indicated thereon.

      I.  Undisclosed Liabilities.  Except as and to the extent disclosed in
Schedule 2.9 or in the Company Financial Statements, the Company has no liabilities or obligations of any nature required in accordance with GAAP to be disclosed on the Balance Sheet included in the Company Financial Statements.

      J. Taxes. The Company has filed all requisite federal, state and other tax returns, information returns, declarations and reports for all fiscal periods ended on or before the Balance Sheet Date that the Company was required to file. All such tax returns were correct and complete in all material respects. All taxes owed by the Company (whether or not revealed on any tax return) have been paid. Without limiting the generality of the foregoing, the Company has withheld and paid all taxes required to have been withheld or paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. There are no claims (nor, to the Company's knowledge, is there any matter pending which may result in a claim) against the Company for federal, state or local income, sales, use, franchise or other taxes for any period or periods prior to and including the Balance Sheet Date and no written notice of any claim, whether pending or threatened, for taxes has been received or, to the Company's knowledge, is expected to be received which would create a lien on the Company's assets or adversely affect the Company in any material respect. To the Company's knowledge, the amounts shown as accruals for taxes and dividends payable on the Company Financial Statements as of the Balance Sheet Date are sufficient for the payment of all taxes of any kind or nature whatsoever for all fiscal periods ended on or before such date. Copies of the federal, state and local income tax returns and franchise tax returns of the Company (collectively, "Tax Returns") and statements of deficiencies assessed against or agreed to by the Company for its last three fiscal years have previously been provided to GroupMAC and Holding. The Company has not obtained any extensions of time in which to file any Tax Returns which have not yet been filed. The Company has not waived any statute of limitations with respect to federal, state, or local income, sales, use, franchise or other taxes or agreed to any extensions of time with respect to a tax assessment or deficiency, except for such waivers or extensions which, by their terms, have lapsed as of the date hereof. The Shareholders made a valid election under the provisions of Subchapter S of the Code, and the Company has not, since the effective date of the Subchapter S election, been subject to taxation under the provisions of Subchapter C of the Code or under Section 11 or
Section 1374 of the Code. Neither the Shareholders nor the Company has taken any action that terminated the Subchapter S election, and such election remains in effect up to the Closing Date.

      K. Proprietary Rights. The Company has sufficient rights to use all trade names, brand names, trademarks, service marks and logos and to use and practice all systems, including, without limitation, the MIS Systems, technology, proprietary information, know-how or patented ideas, designs or inventions (collectively "Proprietary Rights") used in the present operation of its businesses and the marketing, distribution, sale and use of the materials used and the products sold by the Company. None of the ownership, access to, use or practice of the Proprietary Rights by the Company infringes on the rights of any other party. Except as set forth on Schedule 2.11, (i) all Proprietary Rights that are owned outright by the Company are valid and enforceable and will survive the Closing without any consent or action by any party thereto or any third party, and (ii) all licenses, leases and other agreements that provide the Company with any rights respecting any Proprietary Rights constitute, legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms and conditions, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

      L. Title; Asset Condition. Except as set forth in Schedule 2.12, the Company owns outright, and has full legal and beneficial title to all of its owned assets free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts and encumbrances, including without limitation, good and marketable title to all of its owned real property interests, free and clear of any mortgages, security agreements, liens or encumbrances. All of the trucks, machinery and equipment of the Company are in good working order and condition, ordinary wear and tear excepted.

      M. Accounts and Notes Receivable. All of the Company's accounts and notes receivable disclosed in Schedule 2.22 (xiii) are bona fide receivables, were created in the ordinary course of business, are good and collectible (subject to the Company's reserve for doubtful accounts, if any, set forth on the Balance Sheet dated as of the Balance Sheet Date), and are not subject to any meritorious defenses or rights of set-off.

      N.  Company Contracts; Company Plans.

          (i) None of the Company's customers or suppliers under any Company Contracts have canceled or substantially reduced, or to the knowledge of the Company, are currently attempting or threatening to cancel or substantially reduce service or products purchased from or sold to the Company, in each case other than pursuant to the completion of any project (or portion thereof) pursuant to a Company Contract. Except as set forth in Schedule 2.14, the Company has complied with all commitments and obligations under each Company Contract and is not in default under any such contracts and agreements, no notice of default has been received by the Company, and the Company is not aware of any defaults by customers, suppliers and other parties to such contracts and agreements. The Company is not a party to any governmental contract subject to price redetermination or renegotiation. A copy of each Company Contract is maintained at the office of the Company. The term "Company Contract" means each contract, lease, undertaking, commitment, mortgage, indenture, note, security agreement, license and other agreement of the Company in effect on the date hereof (a) involving the expenditure or receipt of more than $100,000 over the term thereof, (b) containing provisions calling for the sale or purchase of raw materials, products or services at prices that vary from the market prices of such raw materials, products or services generally prevailing in customary third party markets, (c) which include "take or pay", "meet or release", "most favored nations" or similar pricing or delivery arrangements, (d) requiring the Company to indemnify or hold harmless any other person or entity (excluding contracts entered into in the ordinary course of business and involving the purchase or sale of goods or services), (e) evidencing any warranty obligation of the Company with respect to goods, services or products sold or leased by it, (excluding contracts for the sale of goods or services entered into in the ordinary course of business and excluding warranties implied by law given in the ordinary course of business), (f) imposing on the Company any confidentiality or non-disclosure (excluding contracts entered into in the ordinary course of business and involving the purchase or sale of goods or services), non-solicitation or non-compete obligation or containing any acceleration or termination provisions effective upon a change of control of the Company or a merger of the Company into another entity, (g) involving collective bargaining or agreements with any labor union or employee group, (h) establishing or otherwise evidencing the Company's policies of insurance, or (i) involving the lease of real property. With respect to each of the Company's policies of insurance, such insurance is currently in full force and effect, and, to the Company's knowledge, (x) is adequate in character and amount and (y) is placed with financially sound and reputable insurers unaffiliated with the Shareholders or the Company. No policy of the Company's insurance has ever been canceled, and the Company has never been denied coverage.

          (ii) The Company has previously provided GroupMAC and Holding true and complete copies of all Company Plans. During the six year period ending date of this Agreement, none of the Company Plans has been either a defined benefit plan (as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a multiemployer pension plan (as defined in Section 3(37) of ERISA), and no Company Plan is or was subject to Title IV of ERISA. Each Company Plan is in compliance with ERISA, the Code, and other applicable laws in all material respects, and each plan that is intended to qualify under Section 401(a) of the Code is so qualified and has been determined by the Internal Revenue Service to so qualify. Nothing has occurred and no condition exists with respect to any Company Plan that could subject the Company to a tax, penalty, fine, lien or other liability. All contribution obligations to the Company Plans have been satisfied. No amount paid or payable by the Company in connection with the transactions contemplated by this Agreement either solely as a result thereof or as a result of such transactions in conjunction with any other events will be deemed an "excess parachute payment" within the meaning of Section 280G of the Code. No payments have been made by the Company pursuant to a Company Plan that were not or will not be deductible by the Company under Section 162(m) of the Code. "Company Plan" is defined as obligations, contingent or otherwise, covering any of the Company's employees under any employment or consulting agreement or under any executive's or employee's compensation plan, agreement or arrangement, including, without limitation, any "employee welfare benefit plan" as defined in Section 3(1) of ERISA , "employee pension benefit plan" as defined in Section 3(2) of ERISA or any other pension, retirement, profit sharing, stock option, stock purchase, bonus, fringe benefit, incentive, vacation, savings plan, health, welfare or other employee or former employee benefit plan, program, policy or arrangement.

      O. Year 2000 Compliance. The Company has taken commercially reasonable efforts to determine whether the Company's management information systems located and used at any of the Company's facilities, as currently configured (the "MIS Systems"), are Year 2000 Compliant. To the Company's knowledge, the MIS Systems are Year 2000 Compliant. "Year 2000 Compliant" means that the MIS Systems will correctly recognize and perform properly date-sensitive functions involving certain dates prior to, and any date after, December 31, 1999.

      P. Legal Actions. Except as described in Schedule 2.16, no legal action, suit, audit, investigation, unfair labor practice charge, complaint, claim, grievance, or proceeding by or before any court, arbitration panel, governmental authority or third party is pending or, to the knowledge of the Company, threatened, which involves or may involve the Company or its now or previously owned or operated assets, operations, properties or businesses.

      Q.  Labor and Employee Relations.  Except as described in Schedule 2.17:

          (a) there are no collective bargaining agreements or other labor union contracts applicable to any employee of the Company, and no such agreement or contract has been requested by any employee or group of employees of the Company, nor has there been any discussion with respect thereto by management of the Company with any employees of the Company. The Company has not received any written notification of any unfair labor practice charges or complaints pending before any agency having jurisdiction thereof nor are there any current union representation claims involving any of the employees of the Company. To the Company's knowledge, there are no such threatened charges or claims;

          (b) to the Company's knowledge, there are no union organizing activities or proceedings involving, or any pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for, or where the purpose is to organize, any group or groups of employees of

Company. There is not currently pending against the Company any proceeding before the National Labor Relations Board, wherein any labor organization is seeking representation of any employees of Company;

          (c) there are no strikes, work stoppages, work slowdowns, or lockouts and not, to the Company's knowledge, any threats thereof by or with respect to any of the employees of Company. There have been no labor disputes, strikes, slowdowns, work stoppages, lockouts, or similar matters involving employees of Company at any time during the past 36 months;

          (d) there are not pending any grievances filed by the employees of the Company within any collective bargaining unit or by representatives of employees within any collective bargaining unit. Further, there are no arbitration decisions, settlement agreements, injunctions, consent decrees, or conciliation agreements which affect the operations of the Company; and

          (e) there are (a) no charges of discrimination or lawsuits involving any alleged violation of any fair employment law, disabilities discrimination law, age discrimination law, wage payment law, or occupational safety and health law, (b) no pending litigation arising out of any employment relationship, or other employment-related law, whether federal, state or local, (c) no pending litigation arising out of any employment relationship, presently threatened or pending, by any applicant, employee or former employee of the Company or any representative of any such employee or former employee and (d) to the Company's knowledge, no threatened charge, notice, proceeding, or litigation related to the above. No charge or claim involving any of the facilities or employees of the Company is pending with respect to equal employment opportunity, age discrimination, occupational safety, disabilities discrimination, or any other form of alleged employment practice or unfair labor practice, and, to the Company's knowledge, no charge or claim is threatened.

      R.  No Material Adverse Change.  Except as specifically set forth on
Schedule 2.18, as contemplated in this Agreement or with respect to the Allowed Expenses, since the Balance Sheet Date there has not been: (i) , except in connection with the acquisition by the Company of all of the outstanding capital stock of TEA and TEM (the "TAT Acquisitions"), any change in the Company's Articles of Incorporation or Bylaws, (ii) any change in the financial condition, assets, liabilities (contingent or otherwise), income or business of the Company that would constitute a Company Material Adverse Effect; (iii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the Company; (iv) , except in connection with the TAT Acquisitions, any change in the authorized capital of the Company or in its securities outstanding or any change in its ownership interests; (v) any declaration or payment of any dividend or distribution in respect of the capital stock or, except in connection with the TAT Acquisitions, any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company; (vi) , except in connection with the TAT Acquisitions, any contract or commitment entered into by the Company or any incurrence by the Company or agreement by the Company to incur any liability or make any capital expenditures in excess of $50,000, except in the normal course of business;
(vii) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by the Company to any of its officers, directors, stockholders, employees, consultants or agents; (viii) any proposed law or regulation (the existence of which is known, or in the normal course of business should be known, to the Shareholders) or any event or condition of any character materially adversely affecting the business or future prospects of the Company; (ix) any creation, assumption or permitting to exist of any mortgage, pledge or other lien or encumbrance upon any assets or properties of the Company whether now owned or to be hereafter acquired; (x) any sale or transfer, or any agreement to sell or transfer, any material assets, properties or rights of the Company to any person, including, without limitation, any Shareholder or any affiliate of any Shareholder, other than in the ordinary course of business;
(xi) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company, including, without limitation, any indebtedness or obligation of a Shareholder or any affiliate of a Shareholder; (xii) , except for agreements regarding the acquisition of equity interests in TEA or TEM entered into in connection with the TAT Acquisitions, any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, properties or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, properties or rights; (xiii) , except in connection with the TAT Acquisitions, any negotiation for the acquisition of any business or start-up of any new business; (xiv) any merger or consolidation or agreement to merge or consolidate with or into any other corporation (except the transactions contemplated by this Agreement); (xv) any waiver of any material rights or claims of the Company; (xvi) any breach, amendment or termination of any material contract, agreement, license, permit, permit application or other right to which the Company is a party; (xvii) any discharge, satisfaction, compromise or settlement of any claim, lien, charge or encumbrance or payment of any obligation or liability, contingent or otherwise, other than current liabilities as of the Balance Sheet Date, current liabilities incurred since the Balance Sheet Date in the ordinary course of business, and prepayments of obligations in accordance with normal and customary past practices; or (xviii) , except in connection with the TAT Acquisitions, any transaction by the Company outside the ordinary course of its business. The term "Company Material Adverse Effect" is defined as an adverse effect on the properties, assets, financial position, results of operations, long-term debt, other indebtedness, cash flows or contingent liabilities of the Company in an amount of $100,000 or more.

      S. Investment Company. The Company is not an "investment company" within the meaning of Section 368(a)(2)(F) of the Code, a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      T. Affiliate Relationships. Except as set forth in Schedule 2.20, neither the Shareholders nor any affiliate of any Shareholder, and no director, officer or employee of or, to the knowledge of the Company, any consultant to the Company owns, directly or indirectly, in whole or in part, any property, assets or right, tangible or intangible, which the Company is operating or using (in the case of a consultant, as if owned by the Company) or the use of which is necessary for its business. The Shareholders, and to the Company's knowledge, the directors, officers, employees, agents or consultants of the Company do not have any relationships with any other corporation, partnership, firm, association or business organization, entity or enterprise which is a competitor, supplier or customer of the Company. The term "affiliate" means with respect to any person, any other person which directly or indirectly, by itself or through one or more intermediaries, controls, or is controlled by, or is under direct or indirect common control with, such person. The term "control" means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

      U. Historic Business. The Company operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treasury Regulation Section 1.368-1(d).

      V. Other Disclosures. The following disclosures pertaining to the Company are set forth in Schedule 2.22:

          (a) Schedule 2.22(i) is a list of the products of the Company, all product registrations used by the Company, and all environmental studies of the Company;

          (b) Schedule 2.22(ii) is a list of the names, start dates and current annual wage rates of all salaried and hourly regular full-time and part-time employees of the Company as of the Closing Date, together with a summary of the bonuses, additional compensation and other like benefits, if any, paid or payable to each employee and the last date, if any, on which each employee received (a) a raise in annual salary or hourly wage or (b) a bonus;

          (c) Schedule 2.22(iii) includes the legal descriptions of all real property owned in fee or leased by the Company as lessee and a list of documents reflecting any other real property interests owned of record or beneficially or leased by the Company as lessee;

          (d) Schedule 2.22(iv) includes a list of assets owned by the Company as of the date hereof which have been capitalized and have an unamortized value of $10,000 or more, including without limitation vehicles and rolling stock, and a list of all leased equipment of the Company, including without limitation leased vehicles and rolling stock;

          (e) Schedule 2.22(v) is a list of raw materials or other property that has been consigned to the Company, or is otherwise owned by a third party, and that is located at any property owned or leased by the Company;

          (f) Attached to and listed on Schedule 2.22(vi) is each policy of insurance maintained by the Company together with information on premiums, coverages, insurers, expiration dates and deductibles, and an accurate list of all insurance loss runs and workers' compensation claims received for the past three policy years (excluding such information for policies relating to employee welfare or benefit plans);

          (g) Schedule 2.22(vii) is a list of each bank, brokerage firm, trust company or other financial institution in which the Company has an account and the identity of each such account, and each bank in which the Company has a safe deposit box, together with the names of all persons authorized to draw on any such account or have access to any such safe deposit box;

          (h) Schedule 2.22(viii) is a list and summary description of, and copies of, all governmental licenses and permits of the Company, including without limitation all short wave radio or other licenses issued to the Company by the Federal Communications Commission or utilized by the Company in its business or operations;

          (i) Schedule 2.22(ix) is a list of each debt, note, mortgage, security agreement, pledge agreement, guaranty, bond, letter of credit, lease or other instrument creating any debt or contingent obligation of the Company in excess of $10,000 or a lien or claim in excess of $10,000 on any of its assets (other than unsecured trade accounts payable and indemnification obligations incurred in the ordinary course of business);

          (j) Schedule 2.22(x) is a list of all of the Company's Proprietary Rights and a description of all license fees and royalties (or the basis of calculation thereof) required to be paid now or in the future by the Company for the use and practice of its Proprietary Rights;

          (k) Schedule 2.22(xi) is a list of all powers of attorney presently in effect granted by the Company and all investments ("Investments") of the Company in any equity securities, partnership interests, indebtedness or other interests in any other corporation, or any person, partnership, joint venture, limited liability company, trust, limited partnership or other legal entity;

          (l) Schedule 2.22(xii) is a list of all Company Plans and true and complete copies of any reports filed with any governmental agency with respect to a plan during the preceding three years; and

          (m) Schedule 2.22(xiii) is a list of all of the Company's accounts and notes receivable existing as of the Balance Sheet Date.

      W. Brokers and Finders. Other than the fees owed by the Shareholders to Christenberry Collet & Company, Inc., neither the Company nor any of the Shareholders have employed any broker, finder or agent, or incurred any broker's fee or finder's fee or commission, with respect to the transactions referred to herein or contemplated hereby, nor has any of them dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto.

      X. Disclosure. No representation or warranty by the Shareholders in the Agreement, and no statement contained in any Schedule or any certificate delivered by the Company or the Shareholders to GroupMAC or Holding pursuant to the Agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they are or were made, not misleading.

      Y. Environmental Matters. The Company has complied with and is in compliance with any Environmental Law applicable to it or any of its properties, assets, operations and businesses, except where a violation will not have a Company Material Adverse Effect. Except as set forth on Schedule 2.25, the Company has obtained and adhered to all necessary permits and other approvals required pursuant to any applicable Environmental Laws including, without limitation, such permits or approvals as are necessary to treat, transport, store, dispose of and otherwise handle any hazardous substance, hazardous waste, hazardous material, toxic substance, oil or petroleum product as such terms are defined by Environmental Laws (collectively, "Hazardous Substances"), a list of
all of which permits and approvals is set forth on Schedule 2.25.    Except as
set forth on Schedule 2.25, the Company has reported to the appropriate authorities, to the extent required by all Environmental Laws, all past and present sites owned and operated by the Company where Hazardous Substances have been treated, stored, disposed of or otherwise handled. To the Company's knowledge, there have been no releases or threats of releases (as defined in Environmental Laws) at, from, in, under or on any property owned or operated by the Company except as permitted by Environmental Laws. The Company does not have any knowledge that any on-site or off-site location to which the Company has transported or disposed of Hazardous Substances or arranged for the transportation of Hazardous Substances is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against the Company or GroupMAC for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury, including, but not limited to, any claim under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) the Resource Conservation and Recovery Act, as amended, (iii) the Hazardous Materials Transportation Act, as amended, or (iv) comparable state or local statutes and regulations. The Company has no contingent liability in connection with any release of any Hazardous Substance into the environment.

     For purposes of this Article 2, the terms "knowledge" (whether or not capitalized) and "known" (whether or not capitalized) mean, with respect to any person, such person's conscious awareness of facts or circumstances on or prior to the indicated time without additional investigation or inquiry (e.g. with respect to representations and warranties contained herein, present conscious awareness of facts or circumstances on or prior to the date hereof and at the Closing Date); provided, however, that as applied to the Company, such terms mean such conscious awareness of the Principal Shareholders of facts or circumstances on or prior to the indicated time without additional investigation or inquiry.

                     III.  REPRESENTATIONS AND WARRANTIES
                            OF GROUPMAC AND HOLDING

      A. Representations and Warranties. GroupMAC hereby represents and warrants to the Shareholders and the Company as follows:

          1. Organization and Standing. GroupMAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. GroupMAC is duly qualified or licensed as a foreign corporation authorized to do business in all states in which any of its assets or properties may be situated or where its business is conducted except where the failure to obtain such qualification or license would not have a GroupMAC Material Adverse Effect.

          2. Capitalization of GroupMAC. As of the date of the Memorandum, the total authorized and issued capital stock of GroupMAC is as set forth in the Memorandum. The outstanding shares of GroupMAC Common Stock have been duly and validly issued and are fully paid and non-assessable.

          3. Authority. GroupMAC has the requisite power and authority to execute, deliver and perform this Agreement and all documents and instruments referred to herein or contemplated hereby (the "GroupMAC Related Documents") and to consummate the transactions contemplated herein and thereby. This Agreement has been duly executed and delivered by GroupMAC and constitutes, and all the GroupMAC Related Documents, when executed and delivered by GroupMAC and all other parties thereto will constitute, legal, valid and binding obligations of GroupMAC, enforceable in accordance with their respective terms and conditions except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

          4. Consents. Except as provided on Schedule 3.1.4, no approval, consent, order or action of or filing with any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by GroupMAC of this Agreement or the GroupMAC Related Documents or the consummation by GroupMAC of the transactions contemplated hereby. The execution, delivery and performance by GroupMAC of this Agreement and any GroupMAC Related Documents do not violate any mortgage, indenture, contract, agreement, lease or commitment or other instrument of any kind to which GroupMAC is a party or by which GroupMAC or GroupMAC's assets or properties may be bound or affected or any law, rule or regulation applicable to GroupMAC or any court injunction, order or decree or any valid and enforceable order of any governmental agency in effect as of the date hereof having jurisdiction over GroupMAC.

          5. GroupMAC Common Stock. All shares of GroupMAC Common Stock to be issued by GroupMAC pursuant to this Agreement will be validly issued, fully paid and nonassessable.

          6. Brokers and Finders. GroupMAC has not employed any broker, finder or agent, or incurred any broker's fee or commission, with respect to any transactions referred to herein or contemplated hereby and has not dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto.

          7. Memorandum. When completed and as of the date of the Memorandum, the Memorandum will comply in all material respects with applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities

Exchange Commission promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          8. GroupMAC Material Adverse Effect. Since the date of the Memorandum, there has been no GroupMAC Material Adverse Effect and no event, circumstance or occurrence that reasonably could be expected (including without limitation after delivery of any required notice and cure period) to constitute a GroupMAC Material Adverse Effect. The term "GroupMAC Material Adverse Effect" shall mean an adverse effect on the properties, assets, financial position, results of operations, long-term debt, other indebtedness, cash flows or contingent liabilities of GroupMAC and its consolidated subsidiaries, taken as a whole, in an amount of $5,000,000 or more.

      B. Representations and Warranties Concerning Holding. GroupMAC and Holding, jointly and severally, hereby represent and warrant to the Shareholders and the Company as follows:

          1. Organization and Standing. Holding is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Holding is duly qualified or licensed as a foreign corporation authorized to do business in all states in which any of its assets or properties may be situated or where its business is conducted, except where the failure to obtain such qualification or license would not have a GroupMAC Material Adverse Effect.

          2. Capital Structure. The authorized capital stock of Holding consists of 5,000 shares of common stock, par value $.01 per share, 1,000 of which are validly issued and outstanding, fully paid and nonassessable and are owned by GroupMAC free and clear of all liens, encumbrances and adverse claims.

          3. Authority. Holding has the requisite power and authority to execute, deliver and perform this Agreement and all other GroupMAC Related Documents to which it is a party and to consummate the transactions contemplated herein and thereby. This Agreement has been duly executed and delivered by Holding and constitutes, and all the GroupMAC Related Documents to which Holding is a party, when executed and delivered by Holding and all other parties thereto will constitute, legal, valid and binding obligations of Holding, enforceable in accordance with their respective terms and conditions except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity)

          4. Consents. Except as provided on Schedule 3.1.4, no approval, consent, order or action of or filing with any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by Holding of this Agreement or the GroupMAC Related Documents to which it is a party or the consummation by Holding of the transactions contemplated hereby. The execution, delivery and performance by Holding of this Agreement and any GroupMAC Related Documents to which it is a party do not violate any mortgage, indenture, contract, agreement, lease or commitment or other instrument of any kind to which Holding is a party or by which Holding or Holding's assets or properties may be bound or affected or any law, rule or regulation applicable to Holding or any court injunction, order or decree or any valid and enforceable order of any governmental agency in effect as of the date hereof having jurisdiction over Holding.

          5. Brokers and Finders. Holding has not employed any broker, finder or agent, or incurred any broker's fee or commission, with respect to any transactions referred to herein or contemplated hereby and has not dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto.

                                IV.  COVENANTS

      A. Conduct of Business. From the date hereof through the Closing, the Company shall conduct its operations according to its ordinary and usual course of business to preserve substantially intact its business organization, keep available the services of its officers and employees, and maintain its present relationships with licensors, suppliers, distributors, customers and others having significant business relationships with the Company. Without limiting the generality of the foregoing, and except as otherwise contemplated herein, in connection with the Allowed Expenses, or consented to by Holding in writing, from the date hereof through the Closing, the Company shall use its commercially reasonable best efforts to:

               (a) carry on its business in substantially the same manner as carried on prior to the date hereof and not introduce any material new method of management, operation or accounting (excluding the change from equity accounting to consolidation as a result of the TAT Acquisitions);

               (b) to the extent within the Company's control, maintain its properties, facilities, equipment and other assets, including without limitation those held under leases, in good working order, condition and repair, ordinary wear and tear excepted;

               (c) perform all of its obligations under all debt and lease instruments and other agreements (including without limitation the Company Contracts) relating to or affecting its business, assets, properties, equipment and rights, and pay all vendors, suppliers, and other third parties (including without limitation mechanics and materialmen) as and when their bills are due (in accordance with past practice) and pay in full all payroll obligations when due in accordance with past practices;

               (d) to the extent commercially practicable and within the Company's control, keep in full force and effect its present insurance policies or other comparable insurance coverage;

               (e) maintain and preserve its business organization intact, retain its present employees and maintain its relationship with suppliers, customers and others having business relations with the Company;

               (f) refrain from effecting any change in the capital structure of the Company; refrain from incurring any expenditures outside the normal course of business, including any capital expenditures in excess of $50,000;

               (g) refrain from starting or acquiring any new businesses;

               (h) maintain its present salaries and commission levels for all officers, directors, employees or agents, except for the usual and customary merit increases for employees;

               (i) refrain from declaring or paying any bonuses, fees, extraordinary commissions or any other unusual distributions to any of the Shareholders or the Company's directors, management, sales agents, employees or other personnel;

               (j) promptly notify Holding of the receipt by it or any of the Shareholders of any notice or claim, written or oral, of (a) default or breach by the Company under, or of any termination (other than at the end of the stated term thereof) or cancellation, or threat of termination (other than at end of the stated term thereof) or cancellation, of any Company Contract, (b) any loss of, damage to or disposition of, any of the properties, assets or the products of the Company of a value of $50,000 or more, singly or in the aggregate (other than the sale or use of inventories in the ordinary course of business), and (c) any claim or litigation instituted that could reasonably be expected to have a Company Material Adverse Effect, or to the knowledge of the Company, threatened, or any other material adverse event or occurrence involving or affecting the Company or any of its assets, properties, operations, businesses or employees to the extent such claim, litigation, event or occurrence could reasonably be expected to have a Company Material Adverse Effect;

               (k) comply with and cause to be complied with all applicable laws, rules, regulations and orders of all federal, state and local governments or governmental agencies affecting or relating to the Company or its assets, properties, operations, businesses or employees except where the failure to comply will not have a Company Material Adverse Effect;

               (l) refrain from any sale, disposition, distribution or encumbrance of any of its properties or assets;

               (m) refrain from any purchase or redemption of any capital stock or other voting interest of the Company;

               (n) refrain from making any change in any accounting principle, classification, policy or practice (excluding the change from equity accounting to consolidation as a result of the TAT Acquisitions);

               (o) refrain from effecting any amendment to the certificate or articles of incorporation or bylaws or other governing instruments of the Company;

               (p) refrain from entering into or agreeing to enter into any merger or consolidation by the Company with or into, and refrain from acquiring all or substantially all of the assets, capital stock or business of, any person, corporation, partnership, association or other business organization or division of any thereof;

               (q) maintain its present debt and lease agreements and instruments (except those that expire on their stated maturity or lease termination dates); refrain from entering into any amendment thereto or new debt or lease agreements or instruments; refrain from increasing any indebtedness for borrowed money (other than under revolving lines of credit in place as of the date hereof in the ordinary course of business and other than financing of vehicles and equipment in the ordinary course of business consistent with past practices) or issuing or selling any debt securities or letters of credit; and refrain from making any voluntary pre-payments of indebtedness or interest or other amounts thereon or with respect thereto (other than any payment of principal, interest and fees under revolving lines of credit and regularly scheduled principal and interest payments);

               (r) manage working capital in the ordinary course consistent with past practice and refrain from introducing any new method of management or operation, providing any new discounted services or products, discounting any receivables (other than in non-material amounts consistent with past practices) or taking any action to accelerate payment of any receivable prior to its due date; and

               (s) refrain from entering into any contract, lease, undertaking, commitment, mortgage, indenture, note, security agreement, license or other agreement (a) involving the receipt or expenditure of more than $5,000,000 over the term thereof, (b) containing provisions calling for the sale or purchase of raw materials, products or services at prices that vary from the market prices of such raw materials, products or services generally prevailing in customary third-party markets, (c) which include "take or pay", "meet or release", "most favored nations" or similar pricing or delivery arrangements, (d) with any officer, director, shareholder or affiliate of the Company,
           (e) expressly requiring the Company to indemnify or hold harmless any other person or entity, other than in connection with agreements entered into by the Company in the ordinary course of business and not involving the purchase of assets or capital stock, (f) expressly evidencing any warranty obligation of the Company with respect to goods, services or products sold or leased by it (other than warranties given in the normal course of business containing substantially the same terms as those presently in effect), (g) imposing on the Company any non-compete obligation, or (h) imposing on the Company any confidentiality or non-disclosure obligation, other than in connection with agreements entered into by the Company in the ordinary course of business and not involving the purchase of assets or capital stock.

      B. Certain Payables and Receivables. On or prior to Closing, the Shareholders shall cause to be paid in full in cash all accounts receivable, notes receivable and advances payable by the Shareholders to the Company and the Company shall pay in full in cash all accounts payable, notes payable and advances payable by the Company to the Shareholders.

      C. Confidentiality. Prior to the Closing, none of GroupMAC, Holding, the Company or the Shareholders will disclose the terms of this Agreement to any person other than their respective directors, officers, agents, representatives, financial advisors or legal counsel, except as otherwise provided herein, as required by law or unless the other party hereto consents to such disclosure in advance; provided, however, that, notwithstanding the foregoing, GroupMAC may issue a press release regarding the Agreement and the transactions contemplated thereby in a form acceptable to the Company. The Company may make appropriate disclosures of the general nature of the transactions contemplated by this Agreement to its employees, vendors and customers to protect the Company's goodwill and to facilitate the Closing. GroupMAC and Holding may disclose pertinent information regarding the transactions contemplated by this Agreement to GroupMAC's existing and prospective investors, lenders, or investment bankers or legal or financial advisors and may describe this Agreement and the transactions contemplated hereby in any private placement memorandum prepared by GroupMAC, any registration statement filed by GroupMAC under the Securities Act and in reports filed by GroupMAC under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and may file this Agreement as an exhibit to any filing thereof. GroupMAC and Holding may also make appropriate disclosures of the general nature of the transactions contemplated by this Agreement and the identity, nature and scope of the Company's operations to prospective acquisition candidates in connection with GroupMAC's and Holding's efforts to effect additional acquisitions. Each party will have mutual approval rights with respect to written employee presentations concerning the prospective transactions.

      D. Tax Matters; 338(h)(10) Election. The Shareholders shall prepare and file or cause to be prepared and filed all final tax returns (including short period tax returns) for the Company for all periods ending on or before the Closing Date. Holding and the Shareholders are eligible to and shall make a timely and effective joint election (the "338(h)(10) Election") under Section 338(h)(10) of the Code with regard to the purchase of all of the issued and outstanding shares of the Company. Holding shall be responsible for, and control, the preparation and filing of such election. The allocation of purchase price among the assets of the Company (the "Allocation") shall be made on or before the Closing Date and shall be made in the manner required by Code
Section 338, the Treasury Regulations promulgated thereunder, and any comparable provisions of state, local or foreign law, as appropriate. Such Allocation shall be used for purposes of determining the modified aggregate deemed sales price under the applicable Treasury Regulations and in reporting the deemed sale of assets of the Company in connection with the 338(h)(10) Election. GroupMAC, Holding, the Company and the Shareholders shall report, act, and file in all respects and for all purposes consistent with the Allocation. The Shareholders shall execute and deliver to Holding such documents or forms (including Section 338 Forms, as defined below) as Holding shall reasonably request or as are required by applicable law for an effective 338(h)(10) Election. "Section 338 Forms" shall mean all returns, documents, statements, and other forms that are required to be submitted to any federal, state, county or other local taxing authority in connection with a 338(h)(10) Election, including, without limitation, any "statement of Section 338 election" and Internal Revenue Service Form 8023 (together with any schedules or attachments thereto) that are required pursuant to the Treasury Regulations. Neither GroupMAC, Holding, the Company, the Shareholders, nor any of their respective affiliates shall take any action or fail to take any action which would cause the 338(h)(10) Election not to be made with regard to the purchase of all of the issued and outstanding shares of the Company. The Shareholders shall pay all taxes arising from or relating to the transactions contemplated by this Agreement (including, but not limited to, any income, franchise, or similar taxes arising as a result of the 338(h)(10) Election).

      E. Discharge of Indebtedness, Releases, Etc. Within thirty (30) days after the Closing, Holding or GroupMAC shall cause the indebtedness of the Company referred to in Schedule 4.5 attached hereto ("Terminated Obligations") to be paid in full or refinanced on terms acceptable to GroupMAC.

      F. HSR Act. GroupMAC, Holding, the Shareholders and the Company shall take all reasonable actions necessary to make all filings, if any, required under The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), in connection with the transaction contemplated hereby and to obtain the termination or expiration of the waiting period thereunder. GroupMAC or Holding shall pay all governmental agency filing fees related to HSR Act filings required in connection with the transactions contemplated hereby.

      G. Cooperation. The Shareholders and the Company will use their commercially reasonably best efforts to arrange for the consummation of the transactions contemplated hereby in an orderly fashion.

      H. Filings, Etc. The Shareholders and the Company shall use their commercially reasonable best efforts to make all filings which are required to be made by them to lawfully consummate the transactions contemplated hereby.

      I.  Access.   The Company shall cause its representatives to confer with representatives of GroupMAC and Holding to keep them informed with respect to the general status of the on-going operations of the business of the Company, including, without limitation, with respect to those matters addressed in

Section 4.1 of this Agreement. The Company will permit GroupMAC and Holding and GroupMAC's and Holding's lenders, underwriters and placement agents and their respective representatives, advisers, consultants, appraisers, auditors, engineers and other experts to make a full investigation of the properties, operations and financial condition of the Company and will afford GroupMAC and Holding and GroupMAC's and Holding's lenders, underwriters and placement agents and their respective representatives, advisers, consultants, appraisers, auditors, engineers and other experts reasonable access to the offices, buildings, real properties, machinery and equipment, inventory and supplies, records, files, books of account, tax returns, agreements and commitments and personnel of the Company. Without limitation of the foregoing, the Company shall provide GroupMAC with such reasonably available financial information (and schedules with respect thereto) with respect to the Company as GroupMAC or Holding may reasonably request and will cooperate with and assist representatives of GroupMAC and Holding in the preparation of such financial information (and any opinions or reports with respect thereto) with respect to the Company as GroupMAC or Holding may reasonably request.

      J. Satisfaction of Conditions. The Company shall (i) use its commercially reasonable best efforts to obtain, as soon as possible, all governmental approvals required to be obtained by the Company and make, as soon as possible, all filings with any governmental authority required on the part of the Company to consummate the transactions contemplated hereby, (ii) use its commercially reasonable best efforts to obtain, as soon as possible, all other consents to and approvals required to be obtained by the Company to consummate the transactions contemplated hereby, and (iii) otherwise use its commercially reasonable best efforts to satisfy the conditions set forth in Article 6 of the Agreement to the extent that such satisfaction is within its control; provided, however, that this Section 4.10 shall not be construed to limit the rights of the Company to terminate this Agreement as provided in Article 8 of the Agreement. GroupMAC and Holding shall (i) use their respective commercially reasonable best efforts to obtain, as soon as possible, all governmental approvals required to be obtained by GroupMAC or Holding and make, as soon as possible, all filings with any governmental authority required on the part of GroupMAC or Holding to consummate the transactions contemplated hereby, (ii) use their respective commercially reasonable best efforts to obtain, as soon as possible, all other consents to and approvals required to be obtained by GroupMAC or Holding to consummate the transactions contemplated hereby, including, without limitation, those set forth in Section 6.1.11 of this Agreement, and (iii) otherwise use its commercially reasonable best efforts to satisfy the conditions set forth in Article 6 of the Agreement to the extent that such satisfaction is within its control; provided, however, that this
Section 4.10 shall not be construed to limit the rights of GroupMAC or Holding to terminate this Agreement as provided in Article 8 of the Agreement.

      K. Exclusivity. Neither the Shareholders nor the Company shall (i) solicit, initiate, or encourage the submission of any proposal or offer from any person or entity relating to the acquisition or other transfer of any interest in or rights to the capital stock or other voting securities, or any substantial portion of the assets of the Company (including without limitation any acquisition structured as a merger, consolidation, or share exchange), (ii) participate in any negotiations or discussions regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person or entity in favor of any such transaction or (iii) effect any such transaction. The Shareholders and the Company will promptly notify GroupMAC and Holding if any person or entity makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

      L. GroupMAC Guaranty. GroupMAC hereby guarantees the obligations and performance of Holdings under this Agreement as if GroupMAC had signed in the place and stead of Holding with respect to such obligations.

                     V.  COVENANT NOT TO COMPETE; RELEASE

      A.  Covenant Not to Compete.

               (a) For the consideration specified in this Agreement and in recognition that the covenants by the Shareholders in this Section are a material inducement to Holding and GroupMAC to enter into and perform this Agreement, each Shareholder agrees that, effective upon Closing, and without further action on the part of any party or other person, the Shareholders covenant and agree that for the period from the Closing Date (a) in the case of all Shareholders other than the Identified Shareholders, the later to occur of (1) the date which is five years after the Closing Date or (2) if applicable, the date which is two years following any termination of such Shareholder's employment with the Company or any of its affiliates, regardless of the reason for such termination, and (b) in the case of the Identified Shareholders, the date which is the second anniversary of the termination of such Identified Shareholder's employment with the Company or any of its affiliates, regardless of the reason for such termination, such Shareholder will not represent, engage in, carry on, or have a financial interest in, directly or indirectly, individually, as a member of a partnership or limited liability company, equity owner, shareholder (other than as a shareholder of less than one percent of the issued and outstanding stock of a publicly-held company whose gross assets exceed $100 million), investor, owner, officer, director, trustee, manager, employee, agent, associate, consultant or contractor engage in any business which directly competes with any of the services or products produced, sold, conducted, developed, or in the process of development by the Company on the Closing Date (or, if clause (b) above is applicable, on the date of termination of the Shareholder's employment), including without limitation any indoor air quality, heating, electrical, ventilation, air conditioning, temperature control, appliance, mechanical construction, piping, plumbing or sewer cleaning products or installation, replacement, repair or maintenance services within a 100-mile radius of the cities of Grand Prairie, Tyler and Paris, Texas and Trussville, Alabama; provided, however, that the employment by the Company of any Shareholder and the activities conducted by such Shareholder in such capacity shall not be deemed a violation of this Section 5.1. For purposes of this
           Section 5.1, the term "Identified Shareholders" means Richard Whitford, Wilton Jordan, John Maberry, Darrell Smith, Larry Elledge, Dennis Jones, Mike Miller, Charles Adkins, David Coker, Wesley Dunlap, G. Paul Holliman, Francis McCann, Bill Morrow, Ron Petty, Jeff Spence, Edwin Storrs, Dennis Williamson, Robert Flowers, Karl Kerr, Bill Brewer, Jim Stack, Audie Shelton, David Russell and Darrell Speegle.

               (b) The Shareholders agree that the limitations set forth herein on each Shareholder's rights to compete with Holding, GroupMAC and GroupMAC's affiliates as set forth in clause (i) are reasonable and necessary for the protection of Holding and GroupMAC and GroupMAC's affiliates. In this regard, each Shareholder specifically agrees that the limitations as to period of time and geographic area, as well as all other restrictions on such Shareholder's activities specified herein, are reasonable and necessary for the protection of Holding, GroupMAC and GroupMAC's affiliates. Each Shareholder agrees that, in the event that the provisions of this Section should ever be deemed to exceed the scope of business, time or geographic limitations permitted by applicable law, such provisions shall be and are hereby reformed to the maximum scope of business, time or geographic limitations permitted by applicable law.

               (c) Each Shareholder agrees that the remedy at law for any breach by such Shareholder of this Section 5.1 will be inadequate and that Holding and GroupMAC shall be entitled to injunctive relief.

               (d) Any violation of the covenant not to compete described in this Article 5 shall extend the time period thereof for a period of time equal to the period of time during which such violation continues. In the event Holding, GroupMAC or any of GroupMAC's affiliates is required to seek relief from such violation in any court, board of arbitration or other tribunal, then the covenant shall be extended for a period of time equal to the pendency of such proceedings and any appeals thereof.

      B. Release. Effective as of the Closing, the Shareholders do hereby (i) release, acquit and forever discharge the Company from any and all liabilities, obligations, claims, demands, actions or causes of action arising from or relating to any event, occurrence, act, omission or condition occurring or existing on or prior to the Closing, including, without limitation, any claim for indemnity or contribution from the Company in connection with the obligations or liabilities of the Shareholders hereunder, except for (a) salary and benefits payable to the Shareholders as employees in the ordinary course of business, (b) claims of the Shareholders pursuant to this Agreement or any Shareholder Related Document, and (c) claims for indemnity or contribution in connection with a Shareholder's actions on behalf of the Company or its business in the course of such Shareholder's position as an officer, director or employee of the Company and for which such Shareholder is entitled to indemnity or contribution pursuant to applicable law and the Company's Articles of Incorporation and Bylaws; (ii) waive all breaches, defaults or violations of any agreement applicable to the Company Common Stock and agree that any and all such agreements are terminated as of the Closing, and (iii) waive any and all preemptive or other rights to acquire any shares of capital stock of the Company and release any and all claims arising in connection with any prior default, violation or failure to comply with or satisfy any such preemptive or other rights.


                 VI.  CONDITIONS PRECEDENT; CLOSING DELIVERIES

      A. Conditions Precedent to the Obligations of Holding and GroupMAC. The obligations of Holding and GroupMAC to consummate the transactions contemplated by this Agreement are subject to the satisfaction of each of the following conditions, unless waived by Holding and GroupMAC in writing to the extent permitted by applicable law:

          1. Accuracy of Representations and Warranties. The representations and warranties of the Shareholders and the Company contained in this Agreement and any closing certificate or document delivered to Holding and GroupMAC pursuant hereto shall be true and correct in all material respects at and as of the Closing Date as though made at and as of that time, and the Shareholders and the Company shall each have delivered to Holding and GroupMAC a certificate to that effect.

          2. Performance of Covenants. The Shareholders and the Company shall have performed and complied with all covenants of this Agreement to be performed or complied with by them at or prior to the Closing Date, and the Shareholders and the Company shall each have delivered to Holding and GroupMAC a certificate to that effect.

          3. Legal Actions or Proceedings. No legal action or proceeding shall have been instituted after the date hereof against the Company (other than actions or proceedings brought by Holding or GroupMAC) or against Holding or GroupMAC arising by reason of the acquisition of the Company pursuant to this Agreement, which is reasonably likely (i) to restrain, prohibit or invalidate the consummation of the transactions contemplated by this Agreement, (ii) to have a Company Material Adverse Effect or (iii) to have a GroupMAC Material Adverse Effect after giving effect to the consummation of the transactions contemplated by this Agreement, and the Shareholders and the Company shall each have delivered to Holding and GroupMAC a certificate to the effect none of the foregoing shall have occurred; provided, however, that in such certificate from the Shareholders, the Shareholders shall certify the matters in this Section 6.1.3 to their knowledge.

          4. Approvals. The Company and the Shareholders shall have procured all of the consents, approvals and waivers of third parties or any regulatory body or authority, whether required contractually or by applicable law or otherwise necessary for the execution, delivery and performance of this Agreement (including the Company Related Documents and the Shareholder Related Documents) by the Company and the Shareholders prior to the Closing Date, and the Shareholders and the Company shall each have delivered to Holding and GroupMAC a certificate to that effect.

          5. Closing Deliveries. All documents required to be executed or delivered at Closing by the Shareholders pursuant to Section 6.3 of this Agreement shall have been so executed and delivered.

          6. Licenses, etc. The Company shall have obtained all such licenses and permits as are legally required for the continued operation of the business after the Effective Time, except such licenses and permits, the absence of which will not have a Company Material Adverse Effect.

          7. No Material Adverse Change. Since the Balance Sheet Date, there shall not have been any event that has had or could reasonably be expected to have a Company Material Adverse Effect.

          8. Certain Corporate Actions. All necessary director and shareholder resolutions of the Company and, if necessary, the Shareholders, and all waivers and consents that the Company and the Shareholders are required to obtain to consummate the transactions contemplated hereunder shall have been executed and delivered.

          9. Trinity Contractor Services, Inc.. Holding and GroupMAC shall be provided written evidence of the dissolution of Trinity Contractor Services, Inc.

          10. TAT Acquisitions and Amendment. Holding and GroupMAC shall be provided written evidence reasonably satisfactory to them that the Company has consummated the TAT Acquisitions and that TEA and TEM are direct or indirect wholly-owned subsidiaries of the Company.

          11. HSR Act. All required filings, if any, under the HSR Act with respect to the transactions contemplated hereby shall have been made and the waiting periods thereunder shall have been terminated or shall have expired.

          12. Leases and Title Commitments. Holding and GroupMAC shall (i) have been provided true and correct copies of all leases covering any real property used in the business or operations of the Company and Holding and GroupMAC shall be satisfied with the terms and conditions thereof in its sole discretion, and (ii) at their own expense, have received a commitment for title insurance for each tract of real property owned by the Company from a title insurance company or companies acceptable to Holding and GroupMAC and in a form, with such encumbrances and exceptions and in an amount acceptable to Holding and GroupMAC.

          13. Memorandum. The Company shall have prepared and delivered a Private Placement Memorandum related to the GroupMAC Common Stock, the Notes (if necessary) and the Warrants (if necessary), to be delivered to the Shareholders hereunder (the "Memorandum"), and shall have delivered a copy of such Memorandum to each Shareholder, and each Shareholder shall have acknowledged (i) receipt of a copy of such Memorandum, and (ii) that such Shareholder has reviewed such Memorandum with the assistance of competent professional advice to the extent such Shareholder deems necessary.

          14.  Lenders.   GroupMAC shall have obtained all requisite consents
and approvals from its sources of financing to fund the Cash Consideration and issue the Debt Consideration, including, without limitation, the consents of such financing sources to the form of the Notes.

      B. Conditions Precedent to the Obligations of the Shareholders and the Company. The obligations of the Shareholders and the Company under this Agreement are subject to the satisfaction of each of the following conditions, unless waived by the Shareholders and the Company in writing to the extent permitted by applicable law:

          1. Accuracy of Representations and Warranties. The representations and warranties of Holding and GroupMAC contained in this Agreement or in any closing certificate or document delivered to the Shareholders or the Company pursuant hereto shall be true and correct in all material respects on and as of the Closing Date as though made at and as of that date, and Holding and GroupMAC shall have delivered to the Shareholders and the Company a certificate to that effect.

          2. Performance of Covenants. Holding and GroupMAC shall have performed and complied with all covenants of this Agreement to be performed or complied with by them at or prior to the Closing Date and Holding and GroupMAC shall have delivered to the Shareholders and the Company a certificate to such effect.

          3. Approvals. Holding and GroupMAC shall have procured all of the consents, approvals and waivers specified in Schedule 3.1.4 prior to the Closing Date, and Holding and GroupMAC shall have delivered to the Shareholders and the Company a certificate to that effect.

          4. Closing Deliveries. All documents required to be executed or delivered at Closing by Holding and GroupMAC pursuant to Section 6.4 of this Agreement shall have been so executed and delivered.

          5. HSR Act. All required filings, if any, under the HSR Act with respect to the transactions contemplated hereby shall have been made and the waiting periods thereunder shall have been terminated or shall have expired.

          6. Memorandum. GroupMAC shall have completed the Memorandum and shall have delivered a copy of such Memorandum to each Shareholder.

          7. Material Adverse Change. Since the date of the Memorandum, there shall not have been any event that has had or would reasonably be expected to have a GroupMAC Material Adverse Effect.

      C. Deliveries by the Shareholders at the Closing. At the Closing, simultaneously with the deliveries by Holding and GroupMAC specified in Section
6.4 below, and in addition to any deliveries required to be made by the Shareholders and the Company pursuant to any other transaction document at the Closing, the Shareholders shall deliver or cause to be delivered to Holding and GroupMAC the following:

          1. Closing Certificates. The Shareholders and the Company shall deliver the certificates required pursuant to Sections 6.1.1, 6.1.2, 6.1.3 and 6.1.4.

          2. Stock Transfer Restriction Agreement. Each Shareholder shall execute and deliver a Stock Transfer Restriction Agreement to GroupMAC on the Closing Date effective as of the Effective Time, substantially in the form set forth in Exhibit 6.3.2.

          3. Employment Agreements. Each of the Shareholders and certain other employees of the Company specified on Exhibit 6.3.3 shall execute and deliver an Employment Agreement with the Company on the Closing Date, substantially in the form set forth in Exhibits 6.3.3A and 6.3.3B and at such salaries as shall be agreed to by the employees who are parties thereto, the Company and GroupMAC.

          4. Opinion of Counsel for the Shareholders and the Company. The Shareholders shall deliver the legal opinion of (i) Haynes and Boone LLP, counsel to the Company, dated the Closing Date, in the form and subject to such qualifications as are acceptable to GroupMAC and Holding, and (ii) , if requested by GroupMAC and at GroupMAC's expense, counsel to the Shareholders, dated the Closing Date, in the form and subject to such qualifications as are acceptable to GroupMAC and Holding.

          5. Power of Attorney. The Shareholders shall execute and deliver a copy of the Power of Attorney to Holdings.

          6. Documents, Stock Certificates. The Shareholders shall execute and deliver the documents, certificates, opinions, instruments and agreements required to be executed and delivered by the Company or its officers or directors or the Shareholders at the Closing as contemplated hereby or as may be reasonably requested by Holding or GroupMAC and shall deliver or cause to be delivered the documents and evidence required under Article 4. Stock Certificates representing all of the outstanding Company Common Stock and properly executed and completed stock powers duly executed in blank in a form acceptable to Holding and GroupMAC shall be delivered by the Shareholders to Holding.

          7. The Allocation. The Company shall deliver written evidence of the Allocation to Holding which, in form and substance, shall be acceptable to the Shareholders, Holding and GroupMAC acting in their respective sole judgments.

          8. Registration Rights Agreement. The Shareholders shall have executed and delivered the Registration Rights Agreement.

          The consummation of the Closing shall not be deemed to be a waiver by Holding or GroupMAC of any of their respective rights or remedies against the Company or any of the Shareholders for any breach of representation, warranty, covenant or agreement by the Company or any of the Shareholders without regard for any knowledge of or investigation made by or on behalf of Holding or GroupMAC; provided, however, that if the Company shall disclose in writing to Holding and GroupMAC prior to the Closing Date a specified breach of a specifically identified representation, warranty, covenant or agreement of the Company or the Shareholders herein by the Company or any of the Shareholders, and requests a waiver thereof by Holding and GroupMAC, and Holding and GroupMAC shall waive any such specifically identified breach in writing prior to the Closing Date, Holding, GroupMAC and the Company, for themselves and for each GroupMAC Indemnified Party, shall be deemed to have waived their respective rights and remedies hereunder for, and the Shareholders shall have no liability with respect to, any such specifically identified breach, to the extent so identified by the Company and so waived by Holding and GroupMAC.

      D. Deliveries by GroupMAC at the Closing. At the Closing, simultaneously with the deliveries by the Shareholders specified in Section 6.3 above, and in addition to any other deliveries to be made by GroupMAC and Holding pursuant to any other transaction document at the Closing, Holding and GroupMAC shall deliver or cause to be delivered to the Shareholders the following:

          1. Closing Certificates. Holding and GroupMAC shall deliver the certificates required pursuant to Sections 6.2.1, 6.2.2 and 6.2.3.

          2. Opinion of Counsel for GroupMAC and Holding. Holding and GroupMAC shall deliver the legal opinion of Bracewell & Patterson, L.L.P., dated the Closing Date, in the form and subject to such qualifications as are acceptable to the Company and the Shareholders.

          3. Closing Consideration. Holding shall deliver the Cash Consideration, the Notes, the Warrants and evidence to the Shareholders of notification to GroupMAC's stock transfer agent with respect to issuance of certificates representing GroupMAC Common Stock constituting the Stock Consideration.

          4. Registration Rights Agreement. GroupMAC shall have executed and delivered a registration rights agreement with the Shareholders (the "Registration Rights Agreement") pursuant to which GroupMAC shall agree, on the terms and conditions set forth therein, to register for resale the shares of GroupMAC Common Stock that make up the Stock Consideration, the shares of GroupMAC Common Stock that are issuable upon the exercise of the Warrants, and the shares of GroupMAC Common Stock that make up the Post-Closing Consideration, if any (collectively, the "Qualified Shares"). Such Registration Rights Agreement shall be in a form to be agreed on by GroupMAC and the Shareholders acting in their respective sole judgments and shall provide (i) that GroupMAC shall cause the registration statement pursuant to which the Qualified Shares shall be registered for resale to be declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), on or prior to December 31, 1999, and cause such registration statement to remain effective until December 31, 2001, and (ii) that such Qualified Shares shall be listed for trading on the New York Stock Exchange.

          5. Other Agreements. Holding shall have delivered the employment agreements described in Section 6.3.3 of this Agreement.

          The consummation of the Closing shall not be deemed to be a waiver by the Shareholders of any of the Shareholders' rights or remedies for breach of any representation, warranty, covenant or agreement by Holding or GroupMAC without regard for any knowledge of or investigation with respect thereto made by or on behalf of any Shareholders; provided, however, that if Holding or GroupMAC shall disclose in writing to the Shareholders prior to the Closing a specified breach of a specifically identified representation, warranty, covenant or agreement of Holding or GroupMAC or contained herein by Holding or GroupMAC, and requests a waiver thereof by the Company and the Shareholders, and the Company and the Shareholders shall waive any such specifically identified breach in writing prior to the Closing, the Company and the Shareholders, for themselves and their heirs, legal representatives, successors and assigns, shall be deemed to have waived their rights and remedies hereunder for, and Holding and GroupMAC shall have no liability or obligation with respect to, any such specifically identified breach, to the extent so identified by Holding or GroupMAC and waived by the Company and the Shareholders.

                       VII.  SURVIVAL; INDEMNIFICATIONS

      A. Survival. The representations and warranties set forth in this Agreement and the other documents, instruments and agreements contemplated hereby shall survive after the date hereof to the extent provided herein. The representations and warranties of the Shareholders and the Company contained in Sections 2.2, 2.3, 2.4 shall survive for the maximum period permitted by applicable law. All other representations and warranties of the Shareholders and the Company herein and in the Shareholder Related Documents and the Company Related Documents shall survive for a period of 18 months after the Closing Date. The representations and warranties of GroupMAC contained in Sections 3.1.2, 3.1.3 and 3.1.4 shall survive for the maximum period permitted by applicable law. The representations and warranties of Holding contained in Sections 3.2.2, 3.2.3 and 3.2.4 shall survive for the maximum period permitted by applicable law. All other representations and warranties of GroupMAC and Holding herein, in GroupMAC Related Documents shall survive for a period of 18 months after the Closing Date. The periods of survival of the representations and warranties as stated above in this Section 7.1 are referred to herein as the "Survival Period." The liabilities of the parties under their respective representations and warranties shall expire as of the expiration of the applicable Survival Period and no claim for indemnification may be made with respect to any breach of any representation or warranty, the applicable Survival Period of which shall have expired, except to the extent that written notice of such breach shall have been given to the party against which such claim is asserted on or before the date of such expiration. The covenants and agreements of the parties herein and in other documents and instruments executed and delivered in connection with the closing of the transactions contemplated hereby that contemplate performance by a party (all or in part) after the Closing Date shall survive for the maximum period permitted by law.

      B.  Indemnification.

          1. GroupMAC Indemnified Parties. Subject to the provisions of Sections 7.3 and 7.5 hereof, the Shareholders shall, jointly and severally, indemnify, save and hold harmless GroupMAC, Holding, the Company and any of their assignees (including lenders) and all of their respective officers, directors, employees, representatives, agents, advisors and consultants and all of their respective heirs, legal representatives, successors and assigns (collectively the "GroupMAC Indemnified Parties") from and against any and all damages, liabilities, losses, loss of value (including without limitation adverse effects on cash flow or earnings), claims, deficiencies, penalties, interest, expenses, fines, assessments, charges and costs, including without limitation reasonable attorneys' fees and court costs (collectively "Losses") arising from, out of or in any manner connected with or based on:

               (a) the breach of any covenant of a Shareholder or the failure by any Shareholder to perform any obligation of such Shareholder contained herein or in any Company Related Document or Shareholder Related Document or the breach of any covenant of the Company prior to the Closing Date or the failure by the Company to perform any of its obligations contained herein or in any Company Related Document or Shareholder Related Document and requiring performance by the Company prior to the Closing Date;

               (b) any inaccuracy in or breach of any representation or warranty of any Shareholder contained herein or in any Shareholder Related Document;

               (c) any inaccuracy in or breach of any representation or warranty of the Company contained herein or in any Company Related Document irrespective of the state of knowledge of the Shareholders (or any of them) with respect to a Company representation on warranty;

               (d) indemnification payments made by the Company to the Company's present or former officers, directors, employees, agents, consultants, advisors or representatives in respect of actions taken or omitted to be taken prior to the Closing;

               (e) any occurrence, event, condition or circumstance (a) disclosed in any Preliminary Environmental Site Reviews or Phase 1 Reports received by GroupMAC on or before the Closing Date with respect to the properties located at 2425 Dillard Street in Grand Prairie, Texas, or 561 Simmons Drive, Trussville, Alabama, including, without limitation, the cleanup, modernization and upgrade of all underground storage tanks located at 2425 Dillard Street in Grand Prairie, Dallas County, Texas as required under applicable Environmental Laws in effect at any time on or prior to December 31, 1998, or (b) related to any underground storage tank located as of the date hereof at any facility leased by the Company in the City of Tyler, Texas on 5072 Shirley Drive (the "Environmental Issues"); and

               (f) any act, omission, occurrence, event, condition or circumstance occurring or existing at any time on or before the Closing and involving or related to the assets, properties, business or operations now or previously owned or operated by the Company and not (a) disclosed with reasonable specificity in the Disclosure Schedule (other than the Environmental Issues) or (b) disclosed in the Company Financial Statements; provided, however that the obligations set forth in this clause (vi) of Section 7.2.1 shall (A) not include any indemnification obligation with respect to Losses occurring as a result of the failure of any customer project to provide the financial results projected in the bid, estimate or proposal prepared by the Company in connection with such customer project in the ordinary course of the Company's business, (provided that such Loss is not known by the Company as of the date hereof or at the Closing Date with sufficient specificity to require disclosure elsewhere in this Agreement), (B) expire upon the fourth (4th) anniversary of this Agreement, (C) as to any assignee of GroupMAC or Holdings but not as to GroupMAC or Holdings, expire upon (1) the assignment of all or a portion of this Agreement by GroupMAC and/or Holding to any third party other than an affiliate of GroupMAC which results in such third party having the immediate, presently exercisable right to initiate claims under this clause (vi) of
           Section 7.2.1, or (2) the occurrence of any event (for example, a foreclosure) that causes any third party other than an affiliate of GroupMAC to have the immediate, presently exercisable right to initiate claims under this clause (vi) of Section 7.2.1., (D) expire upon the sale of 35% or more of the outstanding (as of the date prior to the date of such sale) voting capital stock of GroupMAC, Holding or the Company in a single transaction or a series of related transactions to a single party or a "group" as defined in Section 13(d)(3) of the Exchange Act., or (E) expire upon the occurrence of any Bankruptcy Event; and provided further, however, that no GroupMAC Indemnified Party shall be entitled to indemnification with respect to any Losses pursuant to this clause (vi) of Section 7.2.1 if a court of competent jurisdiction in a final, non-appealable judgement determines that (x) the act, omission, occurrence, event, condition or circumstance giving rise to such Losses would have entitled such GroupMAC Indemnified Party to indemnification with respect to such Losses pursuant to clauses (ii) or (iii) of this Section 7.2.1, and
           (y) such GroupMAC Indemnified Party's right to indemnification for such Losses pursuant to clauses (ii) or (iii) of Section 7.2.1 has expired pursuant to Section 7.1 of this

           Agreement. As used in this Agreement, the term "Bankruptcy Event"means that GroupMAC shall (1) consent to or not contest the appointment of a receiver or trustee for GroupMAC or all or any part of its property within sixty (60) days after such appointment, (2) file a petition seeking relief under the bankruptcy, rearrangement, reorganization or other debtor relief laws of the United States, any state, or any other competent jurisdiction, (3) make a general assignment for the benefit of its creditors, (4) have a petition filed against it seeking relief under the bankruptcy, rearrangement, reorganization or other debtor relief laws of the United States, any state, or any other competent juris diction, or (5) have a court of competent jurisdiction enter an order, judgment or decree appointing a receiver or trustee for GroupMAC or all or any part of its property, and such petition, order, judgment or decree is not discharged or stayed and does not remain discharged or stayed within a period of 60 days after its entry.

          2.   GroupMAC Indemnity.  Subject to the provisions of Sections 7.1,
7.3 and 7.5, GroupMAC shall indemnify, save and hold harmless the Shareholders and each Shareholder's heirs, legal representatives, successors and assigns from and against all Losses arising from, out of or in any manner connected with or based on:

               (a) any breach of any covenant of GroupMAC or Holding or the failure by GroupMAC or Holding to perform any of its obligations contained herein or in GroupMAC Related Documents;

               (b) any inaccuracy in or breach of any representation or warranty of Holding or GroupMAC contained herein or in GroupMAC Related Documents;

               (c) any failure by the Company to satisfy the Terminated Obligations pursuant to Section 4.6 of this Agreement; and

               (d) any act, omission, event, condition or circumstance occurring or existing at any time after (but not on or before) the Closing and involving or relating to the assets, properties, businesses or operations of the Company; provided, however, that this clause (iv) shall not apply to any Losses arising from, out of or in any manner connected with or based on any Losses for which any GroupMAC Indemnified Party may be indemnified pursuant to Section 7.2.1(vi) above or any Shareholder's acts or omissions after the Closing as an officer, director, or employee of GroupMAC, Holding, the Company or any other affiliate of GroupMAC.

      C. Limitations. No claim under Section 7.2.1 may be made until the aggregate of all Losses for which claims for indemnification under such Section exceeds $500,000 (the "Threshold"), but all Losses (including, without limitation, those below the amount of the Threshold) may be recovered under such Section once the Threshold has been exceeded. The liability of the Shareholders under Section 7.2.1 shall (i) be reduced by (a) the amount of all insurance proceeds actually received by GroupMAC or the Company that arise from the same event or circumstance giving rise to such Losses, (b) the amount of any third party set off rights actually awarded or allowed to GroupMAC or the Company that arise from the same event or circumstance giving rise to such Losses, and (c) by the amount of any reduction in the cash payment of Taxes owed by GroupMAC or the Company arising directly from such Losses, (ii) other than for Losses related to the matters covered in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.10 and 2.12, not exceed $25,000,000 in the aggregate for all Shareholders, (iii) for Losses related to the matters covered in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.10 and 2.12, not exceed the Total Consideration in the aggregate, (iv) for all Losses in the aggregate, including those covered in clauses (ii) and (iii) of this Section 7.3., not exceed the Total Consideration in the aggregate, (v) with respect to any particular Shareholder, shall not exceed the amount of the Total Consideration actually received by such Shareholder, and (vi) with respect to the obligations of a particular Shareholder pursuant to Section 7.2.1(i) for breaches of any covenant by any other Shareholder, shall expire on the second (2nd) anniversary of this Agreement. The aggregate liability of GroupMAC under Section 7.2.2 shall
(i) be reduced by (a) the amount of all insurance proceeds actually received by any of the Shareholders that arise from the same event or circumstance giving rise to such Losses, (b) the amount of any third party set off rights actually awarded or allowed to any of the Shareholders that arise from the same event or circumstance giving rise to such Losses, and (c) by the amount of any reduction in the cash payment of Taxes owed by any of the Shareholders arising directly from such Losses, and, (ii) not exceed $25,000,000 in the aggregate for all Shareholders. If any party recovers insurance proceeds after recovering any Losses pursuant to this Article 7, then such party shall promptly assign such proceeds to the parties from whom the related indemnity payments or set offs were received. Notwithstanding any provision of this Agreement to the contrary,
(A) GroupMAC, on its own behalf, or on behalf of Holding, shall set off against the Notes pro rata based on the percentage set forth opposite each Shareholder's name on Schedule 2.3 under the heading "Ownership Percentage" to satisfy, to the maximum extent possible, claims by it or Holding under this Agreement prior to seeking to satisfy such claims by means of cash payments or transfers of GroupMAC Common Stock from the Shareholders, and (B) to the extent possible, each Shareholder shall be entitled to satisfy a portion of any claim owed by him, her or it to GroupMAC or Holdings under this Agreement by transferring shares of GroupMAC Common Stock to GroupMAC or Holdings; provided, however, that the maximum number of shares of GroupMAC Common Stock that GroupMAC or Holdings shall be required to accept as partial satisfaction of such claim shall not exceed 40% of the aggregate value of such claim with such GroupMAC Common Stock being valued for such purpose at the Average Closing Price as of the date a notice is delivered with respect to such claim pursuant to Section 7.5 of this Agreement.

      D.  Sole Remedy.   Except with respect to conduct constituting actual
fraud and notwithstanding any provision of this Agreement to the contrary, the respective indemnification and rights to recover provided in this Article VII, subject to the limitations set forth herein, shall be the exclusive remedy for any and all damages, liabilities, losses, loss of value (including without limitation adverse effects on cash flow or earnings), claims deficiencies, penalties, interest, expenses, fines, assessments, charges and costs, including without limitation attorney's fees and court costs arising from, out of or in any manner connected with or based on this Agreement or the transactions contemplated hereby.

      E.  Procedures for Indemnification.

          1. Notice. The party (the "Indemnified Party") that may be entitled to indemnity hereunder shall give prompt notice to any party obligated to give indemnity hereunder (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under this Agreement. Any failure on the part of any Indemnified Party to give the notice described in this Section 7.5.1 shall relieve the Indemnifying Party of its obligations under this Article 7 only to the extent that such Indemnifying Party has been prejudiced by the lack of timely and adequate notice (except that the Indemnifying Party shall not be liable for any expenses incurred by the Indemnified Party during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly (and in any event within 10 days) after the Indemnified Party's receipt thereof, copies of all notices and documents (including without limitation court papers) received by the Indemnified Party relating to such claim, action, suit or proceeding.

          2. Legal Defense. GroupMAC shall have the sole right to assume the defense or settlement of any third-party claim, suit, action or proceeding in respect of which indemnity may be sought under this Agreement, provided that the Shareholder Representative shall at all times have the right, at the Shareholder Representative's option, to participate fully therein. In the event GroupMAC does not proceed diligently to defend the third-party claim, suit, action or proceeding within 10 days after receipt of written notice by the Shareholders of such third-party claim, suit, action or proceeding, the Shareholders shall have the right, but not the obligation, to undertake the defense of any such third-party claim, suit, action or proceeding.

          3. Settlement. The Indemnifying Party shall not be required to indemnify the Indemnified Party with respect to any amounts paid in settlement of any third-party suit, action, proceeding or investigation entered into without the written consent of the Indemnifying Party; provided, however, that if the Indemnified Party is a GroupMAC Indemnified Party, such third-party suit, action, proceeding or investigation may be settled without the consent of the Indemnifying Party on 10 business days' prior written notice to the Indemnifying Party if such third-party suit, action, proceeding or investigation is then unreasonably interfering with the business or operations of the Company and the settlement is commercially reasonable under the circumstances; and provided further, that if the Indemnifying Party gives 10 business days' prior written notice to the Indemnified Party of a settlement offer which the Indemnifying Party desires to accept and to pay all Losses with respect thereto ("Settlement Notice") and the Indemnified Party fails or refuses to consent to such settlement within 10 business days after delivery of the Settlement Notice to the Indemnified Party, and such settlement otherwise complies with the provisions of this Section 7.5, the Indemnifying Party shall not be liable for Losses arising from such third-party suit, action, proceeding or investigation in excess of the amount proposed in such settlement offer. Notwithstanding the foregoing, no Indemnifying Party will consent to the entry of any judgment or enter into any settlement without the consent of the Indemnified Party, if such judgment or settlement imposes any obligation, liability or sanction upon the Indemnified Party other than the execution, delivery or approval thereof and customary releases of claims with respect to the subject matter thereof.

          4. Cooperation. The parties shall cooperate in defending any such third-party suit, action, proceeding or investigation, and the defending party shall have reasonable access to the books, records, and personnel in the possession or control of the Indemnified Party that are pertinent to the defense. The Indemnified Party may join the Indemnifying Party in any suit, action, claim or proceeding brought by a third party, as to which any right of indemnity created by this Agreement would or might apply, for the purpose of enforcing any right of the indemnity granted to such Indemnified Party pursuant to this Agreement.

                               VII.  TERMINATION

      A. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing Date:

           1. Mutual Consent. By the written agreement of the Company, Holding and GroupMAC; or

          2. Optional By the Company. By the Company by written notice to Holding and GroupMAC, if the Closing shall have failed to occur by 5:00 p.m. Houston, Texas time on January 31, 1999, but only if neither the Company nor any Shareholder has breached this Agreement or have failed to perform any of their respective obligations under this Agreement;

          3. Optional By Holding or GroupMAC. By Holding or GroupMAC, by written notice to the Company, if the Closing shall have failed to occur by 5:00 p.m. Houston, Texas time on January 31,

1999, but only if Holding and GroupMAC have not breached this Agreement or have failed to perform any of their respective obligations under this Agreement;

          4. Breach By GroupMAC or Holding. By the Company, by written notice to GroupMAC and Holding, if either GroupMAC or Holding has materially breached this Agreement or failed to perform any of their respective obligations under this Agreement; or

          5. Breach by the Company or the Shareholders. By GroupMAC or Holding, by written notice to the Company, if the Company or any Shareholder has materially breached this Agreement or has failed to perform any of their respective obligations under this Agreement.

      B. Effect of Termination. If this Agreement is terminated as permitted under Section 8.1, such termination shall be without liability of any party to any other party, except that such termination shall be without prejudice to any and all remedies the parties may have against each other for breach of this Agreement.

                              IX.  MISCELLANEOUS

      A. Notice. Any notice, delivery or communication required or permitted to be given under this Agreement shall be in writing, and shall be mailed, postage prepaid, or delivered, to the addresses given below, or sent by telecopy to the telecopy numbers set forth below, as follows:

     To the Company or the Shareholders prior to the Closing:

          Trinity Contractors, Inc.
          2425 Dillard
          Grand Prairie, Texas 75051
          Attn.:  Robert Munson
          Telecopy: (972) 988-2864

          With a copy to:

          Haynes and Boone, LLP
          901 Main Street, Suite 1300
          Dallas, Texas 75202-3789
          Attn.:  Michael M. Boone
          Telecopy: (214) 651-5940

To the Shareholders after the Closing:

     c/o Trinity Contractors, Inc.
     2425 Dillard
     Grand Prairie, Texas 75051
     Telecopy: (972) 988-2864

With a copy to:

     Haynes and Boone, LLP
     901 Main Street, Suite 1300
     Dallas, Texas 75202-3789
     Attn.:  Michael M. Boone
     Telecopy: (214) 651-5940

To GroupMAC prior to and after the Closing or the Company after the Closing:

     Group Maintenance America Corp.
     8 Greenway Plaza, Suite 1500
     Houston, Texas 77046
     Attn.: President
     Telecopy: (713) 626-4766

To Holding prior to and after the Closing:

     GroupMAC Holding Corp.
     Group Maintenance America Corp.
     8 Greenway Plaza, Suite 1500
     Houston, Texas 77046
     Attn.: President
     Telecopy: (713) 626-4766

or other such address as shall be furnished in writing by any such party to the other parties, and such notice shall be effective and be deemed to have been given as of the date actually received. Any requirement hereunder to deliver notice to, obtain approval, consent or waiver from, or deliver any document to GroupMAC and/or Holding shall be deemed satisfied if such notice or document is delivered to either GroupMAC or Holding or if such approval, consent or waiver is obtained from either GroupMAC or Holding.

     To the extent any notice provision in any other agreement, instrument or document required to be executed or executed by the parties in connection with the transactions contemplated herein contains a notice provision which is different from the notice provision contained in this Section 8.1 with respect to matters arising under such other agreement, instrument or document, the notice provision in such other agreement, instrument or document shall control.

      B. Further Documents. The Shareholders shall, at any time and from time to time after the date hereof, upon request by GroupMAC or Holding and without further consideration, execute and deliver such instruments or other documents and take such further action as may be reasonably required in order to perfect any other undertaking made by the Shareholders under this Agreement or any Shareholder Related Documents.

      C. Assignability. The Shareholders shall not assign this Agreement in whole or in part without the prior written consent of Holding and GroupMAC, except by the operation of law. On or prior to the Closing, Holding and GroupMAC may not assign their respective rights under this Agreement, the Company Related Documents and the Shareholder Related Documents without the consent of the Shareholders or the Company. After the Closing, GroupMAC and/or Holding may assign their respective rights under this Agreement, the Company Related Documents and the Shareholder Related Documents without the consent of the Shareholders or the Company; provided, however, that notwithstanding GroupMAC's and/or Holding's assignment of any or all of their respective rights under this Agreement, the Company Related Documents or the Shareholder Related Documents after the Closing, GroupMAC shall remain liable for the payments of any Post-Closing Consideration due and payable under this Agreement in the event such payments are not made by the GroupMAC's assignee and any indemnification obligations under this Agreement in the event such obligations are not satisfied by GroupMAC's assignee.

      D. Exhibits and Schedules. The Exhibits and Schedules (and any appendices thereto) referred to in this Agreement are and shall be incorporated herein and made a part hereof. The inclusion in a Schedule of any item or matter shall not in any case be construed to indicate that such item or matter is material to the Company or to its business, financial condition or results of operations.

      E. Entire Agreement. This Agreement constitutes the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto.
Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement. No waiver by any party with respect to any breach or default or of any right or remedy and no course of dealing shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver is expressed in writing signed by the party to be bound. Failure of a party to exercise any right shall not be deemed a waiver of such right or rights in the future.

      F. Headings. Headings as to the contents of particular articles, sections, exhibits and schedules are for convenience of reference only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular articles or sections to which they refer.

      G. CONTROLLING LAW. THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT AND ANY DISPUTE CONNECTED HEREWITH SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THE APPLICABLE CORPORATE LAW MANDATORILY APPLIES WITH RESPECT THERETO.

      H. No Third Party Beneficiaries. No person or entity not a party to this Agreement shall have rights under this Agreement as a third party beneficiary or otherwise.

      I. Amendments and Waivers. This Agreement may only be amended by an instrument in writing signed on behalf of GroupMAC, Holding, the Company and the Shareholders. Neither a failure by either party hereto to exercise any of its options hereunder, nor failure to enforce its rights or seek its remedies upon any default, shall effect or constitute a waiver of the respective party's right to enforce such right, or to seek remedy with respect to that default or to any prior or subsequent default. Any term or provision of this Agreement may only be waived in writing by the party which is entitled to the benefits thereof.

      J. No Employee Rights. Nothing herein expressed or implied shall confer upon any employee of the Company or any other employee or legal representatives or beneficiaries of any thereof, any rights or remedies, of any nature or kind whatsoever under or by reason of this Agreement, or shall cause the employment status of any employee to be other than terminable at will.

      K. Non-Recourse. No recourse for the payment of any amounts due hereunder or for any claim based on this Agreement or the transactions contemplated hereby or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Holding or GroupMAC in this Agreement shall be had against any incorporator, organizer, promoter, shareholder, officer, director, employee or representative, past, present or future, of Holding or GroupMAC or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement.

      L. When Effective. This Agreement shall become effective only upon the execution and delivery of one or more counterparts of this Agreement by each of Holding, GroupMAC, the Company and the Shareholders.

      M. Takeover Statutes. If any "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated by this Agreement, Holding, GroupMAC and the Company and their respective members of their Boards of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated herein.

      N. Number and Gender of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate and words of any gender shall include each other gender where appropriate.

      O. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provisions shall be fully severable as if such invalid or unenforceable provisions had never comprised a part of the Agreement; and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

      P. Multiple Counterparts. This Agreement may be executed in a number of identical counterparts. If so executed, each of such counterparts shall be deemed an original for all purposes and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

      Q. No Rule of Construction. All of the parties hereto have been represented by counsel in the negotiation and preparation of this Agreement; therefore, this Agreement shall be deemed to be drafted by each of the parties hereto, and no rule of construction will be invoked respecting the authorship of this Agreement.

      R. Expenses. Each of the parties shall bear all of their own expenses in connection with the negotiation and closing of this Agreement and the transactions contemplated hereby; provided that the Company may pay the costs of any broker, legal counsel, accountants (other than the fees and costs of the Accountants generated pursuant to Section 1.4.7 of this Agreement) or other advisors engaged by the Shareholders.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered on the date first above written.

                         GROUPMAC:

                            GROUP MAINTENANCE AMERICA CORP.


                         By: /s/ Chester J. Jachimiec
                            ------------------------------------
                         Name:
                              ----------------------------------
                         Title:
                               ---------------------------------

                         HOLDING:


                            GROUPMAC HOLDING CORP.



                         By: /s/ Chester J. Jachimiec
                            ------------------------------------
                         Name:
                              ----------------------------------
                         Title:
                               ---------------------------------

                         SHAREHOLDERS:


                         /s/ Charles Adkins
                         ---------------------------------------
                         Charles Adkins


                         /s/ Russell L. Bates
                         ---------------------------------------
                         Russell L. Bates


                         /s/ Russell L. Bates
                         ---------------------------------------
                         Russell L. Bates, as trustee of the 1998 Russell L. Bates, III Grantor Retained Annuity Trust



                         /s/ Bill Brewer
                         ---------------------------------------
                         Bill Brewer


                         /s/ David Coker
                         ---------------------------------------
                         David Coker


                         /s/ Wesley Dunlap
                         ---------------------------------------
                         Wesley Dunlap

                         /s/ Dennis Williamson
                         ---------------------------------------
                         Dennis Williamson


                         /s/ Larry Elledge
                         ---------------------------------------
                         Larry Elledge


                         /s/ James W. Hall
                         ---------------------------------------
                         James W. Hall


                         /s/ Jim Haltom
                         ---------------------------------------
                         Jim Haltom


                         /s/ Jim Haltom
                         ---------------------------------------
                         Jim Haltom, as trustee of the 1998 James C. Haltom Grantor Retained Annuity Trust


                         /s/ G. Paul Holliman
                         ---------------------------------------
                         G. Paul Holliman



                         /s/ Robert Flowers
                         ---------------------------------------
                         Robert Flowers

                         /s/ John Hines
                         ---------------------------------------
                         John Hines


                         /s/ John D. Hines
                         ---------------------------------------
                         John D. Hines, as trustee of the 1998 John D. Hines Grantor Retained Annuity Trust


                         /s/ Eddie Hopkins
                         ---------------------------------------
                         Eddie Hopkins


                         /s/ Dennis Jones
                         ---------------------------------------
                         Dennis Jones


                         /s/ Eugene Jones
                         ---------------------------------------
                         Eugene Jones

                         /s/ Karl Kerr
                         ---------------------------------------
                         Karl Kerr


                         /s/ Francis McCann
                         ---------------------------------------
                         Francis McCann


                         /s/ Robert Marks
                         ---------------------------------------
                         Robert Marks


                         /s/ Mike Miller
                         ---------------------------------------
                         Mike Miller


                         /s/ Robert Munson
                         ---------------------------------------
                         Robert Munson


                         /s/ Robert Munson
                         ---------------------------------------
                         Robert Munson, as trustee of the 1998 Robert Munson, III Grantor Retained Annuity Trust


                         /s/ Gary Polito
                         ---------------------------------------
                         Gary Polito


                         /s/ Greg Lively
                         ---------------------------------------
                         Greg Lively, as trustee of the Cheryl Anne Polito Family Trust


                         /s/ Greg Lively
                         ---------------------------------------
                         Greg Lively, as trustee of the Phillip Anthony Polito Trust


                         /s/ Greg Lively
                         ---------------------------------------
                         Greg Lively, as trustee of the Christopher James Polito Trust


                         /s/ David Russell
                         ---------------------------------------
                         David Russell


                         /s/ Ron Petty
                         ---------------------------------------
                         Ron Petty

                         /s/ Audie Shelton
                         ---------------------------------------
                         Audie Shelton


                         /s/ Darrell Smith
                         ---------------------------------------
                         Darrell Smith


                         /s/ Darrell Speegle
                         ---------------------------------------
                         Darrell Speegle


                         /s/ Jeff Spence
                         ---------------------------------------
                         Jeff Spence


                         /s/ Edwin Storrs
                         ---------------------------------------
                         Edwin Storrs


                         /s/ Bob Stodghill
                         ---------------------------------------
                         Bob Stodghill

                         /s/ Jim Stack
                         ---------------------------------------
                         Jim Stack


                         /s/ Bill Morrow
                         ---------------------------------------
                         Bill Morrow



                         /s/ Jack Vick
                         ---------------------------------------
                         Jack Vick, as trustee of the 1998 Jack Vick Grantor Retained Annuity Trust


                         /s/ Jack Vick
                         ---------------------------------------
                         Jack Vick


                         /s/ John Maberry
                         ---------------------------------------
                         John Maberry


                         /s/ Richard Whitford
                         ---------------------------------------
                         Richard Whitford


                         /s/ Wilton Jordan
                         ---------------------------------------
                         Wilton Jordan

                            COMPANY:

                            TRINITY CONTRACTORS, INC.



                         By:  /s/ Robert Munson
                            -----------------------------------
                         Name:
                              ---------------------------------
                         Title:
                               --------------------------------